Exhibit 10.2

TERASEN GAS (VANCOUVER ISLAND) INC.

as Borrower

- and -

ROYAL BANK OF CANADA

as Administrative Agent

- and -

THOSE INSTITUTIONS WHOSE NAMES ARE SET FORTH
ON THE EXECUTION PAGES HEREOF UNDER THE
HEADING "LENDERS"

as Lenders

______________________________________________________________________________

2005 CREDIT AGREEMENT

______________________________________________________________________________

RBC CAPITAL MARKETS

Lead Arranger and Bookrunner

NATIONAL BANK FINANCIAL

Syndication Agent

THE BANK OF NOVA SCOTIA

Documentation Agent

______________________________________________________________________________

Dated for reference January 13, 2006

Page

ARTICLE 1

INTERPRETATION

1

1.1

Defined Terms

1

1.2

Interpretation

30

ARTICLE 2

THE CREDIT FACILITY

30

2.1

Credit Facility

30

2.2

Amortization

35

2.3

Voluntary Reductions

36

2.4

Payments

36

2.5

Computations

38

2.6

Fees

38

2.7

Interest on Overdue Amounts

39

2.8

Account Debit Authorization

39

2.9

Administrative Agent’s Discretion on Allocation

40

2.10

Funding

40

2.11

Rollover and Conversion

40

ARTICLE 3

ADVANCES

42

3.1

Advances

42

3.2

Making the Advances (except Swingline Advances)

42

3.3

Interest on Advances

42

ARTICLE 4

BANKERS’ ACCEPTANCES

43

4.1

Acceptances

43

4.2

Drawdown Request

44

4.3

Form of Bankers’ Acceptances

44

4.4

Completion of Bankers’ Acceptance

45

4.5

Bankers' Acceptance Marketing

45

4.6

Stamping Fee

46

4.7

Payment at Maturity

47

4.8

Power of Attorney Respecting Bankers’ Acceptances

47

(continued)

Page

4.9

Prepayments

47

4.10

Default

48

4.11

Non-Acceptance Lenders

48

ARTICLE 5

LETTERS OF CREDIT

48

5.1

Letters of Credit Commitment

48

5.2

Fronted Letters of Credit

49

5.3

POA Letters of Credit

49

5.4

Notice of Insurance

52

5.5

Form of Letters of Credit

53

5.6

Procedure for Issuance of Letters of Credit

53

5.7

Payment of Amounts Drawn Under Letters of Credit

53

5.8

Fees

54

5.9

Obligations Absolute

55

5.10

Indemnification; Nature of Lenders’ Duties

56

5.11

Default, Maturity, etc

57

ARTICLE 6

CLOSING CONDITIONS

58

6.1

Closing Conditions to Initial Availability

58

6.2

General Conditions for Accommodations

60

6.3

Conversions and Rollovers

61

6.4

Deemed Representation

61

6.5

Conditions Solely for the Benefit of the Lenders

61

6.6

No Waiver

61

ARTICLE 7

REPRESENTATIONS AND WARRANTIES

61

7.1

Existence

61

7.2

Capacity

62

7.3

Authority

62

7.4

Authorization, Governmental Approvals, etc

62

7.5

Enforceability

62

(continued)

Page

7.6

No Breach

62

7.7

Subsidiaries

62

7.8

Immunity, etc.

63

7.9

Litigation

63

7.10

Books and Records

63

7.11

Compliance

63

7.12

Latest Annual Financial Statements

64

7.13

Ibid

65

7.14

Contingent Liabilities

65

7.15

Franchises, etc.

65

7.16

Ownership of Property

65

7.17

Intellectual Property

65

7.18

Title

65

7.19

Leases

65

7.20

Material Agreements

66

7.21

Taxes

66

7.22

Material Adverse Effect

66

7.23

Pari Passu

66

7.24

Information

67

ARTICLE 8

COVENANTS

67

8.1

Affirmative Covenants

67

8.2

Negative Covenants

71

8.3

Financial Covenants

73

8.4

Administrative Agent May Perform Covenants

73

ARTICLE 9

CHANGES IN CIRCUMSTANCES

74

9.1

Provisions to Apply

74

9.2

Indemnification re Matching Funds

74

(continued)

Page

ARTICLE 10

EVENTS OF DEFAULT

75

10.1

Events of Default

75

10.2

Effect

78

10.3

Right of Set-Off

79

10.4

Currency Conversion After Acceleration

79

ARTICLE 11

THE ADMINISTRATIVE AGENT AND THE LENDERS

79

11.1

Provisions to Apply

79

ARTICLE 12

MISCELLANEOUS

79

12.1

Sharing of Payments; Records

79

12.2

Amendments, etc

83

12.3

Notices, etc

84

12.4

Expenses and Indemnity

85

12.5

Judgment Currency

85

12.6

Governing Law, etc.

86

12.7

Successors and Assigns

86

12.8

Conflict

86

12.9

Confidentiality

86

12.10

Severability

86

12.11

Prior Understandings

87

12.12

Time of Essence

87

12.13

Counterparts

88

SCHEDULES

1

Lenders and Commitments

2

Accommodation Request

3

Repayment/Cancellation Notice

4

Model Credit Agreement Provisions

5

Compliance Certificate

6

Required Notice

7

Form of Opinion

8

Form of Terasen Funding Agreement

9

Form of POA Letter of Credit

10

Form of Power of Attorney

THIS AGREEMENT is dated for reference January 13, 2006.

AMONG:

TERASEN GAS (VANCOUVER ISLAND) INC.

as Borrower

OF THE FIRST PART

AND:

ROYAL BANK OF CANADA

as Administrative Agent

OF THE SECOND PART

AND:

THOSE INSTITUTIONS WHOSE NAMES ARE SET FORTH ON THE EXECUTION PAGES HEREOF UNDER THE HEADING "LENDERS"

as Lenders

OF THE THIRD PART

WHEREAS the Borrower has requested that the Lenders make available to it the Credit Facility, and the Lenders have agreed to do so on the terms and conditions set forth herein;

NOW THEREFORE, in consideration of the mutual covenants and agreements herein set forth and other good and valuable consideration, the receipt and sufficiency whereof are hereby acknowledged, the parties agree as follows:

ARTICLE 1
INTERPRETATION

1.1

Defined Terms.  As used in this agreement, including the recital and the schedules, unless there is something in the subject matter or the context inconsistent therewith, in addition to the definitions set forth in the Provisions, the following terms shall have the following meanings:

(1)

"Accommodation" means:

(a)

an Advance by a Lender made on the occasion of a Borrowing pursuant to an Accommodation Request (whether given or deemed to be given) or otherwise made or deemed to have been made pursuant hereto;

(b)

the creation of Bankers’ Acceptances on the occasion of a Drawing (or the making of a BA Equivalent Loan) pursuant to an Accommodation Request; and

(c)

the issue of a Letter of Credit, either by the Issuing Bank on behalf of the Lenders or by the Lenders on a several basis, on the occasion of an Issuance pursuant to an Accommodation Request;

and includes an Advance and a Bankers’ Acceptance resulting from a Rollover or Conversion (whether requested or deemed to have been requested hereunder) or otherwise effected pursuant hereto.  Each type of Borrowing and each type of Letter of Credit is a "type" of Accommodation, as are Bankers’ Acceptances.

(2)

"Accommodation Request" means a notice of request for a Borrowing, a Drawing and/or an Issuance substantially in the form of schedule 2 annexed hereto, or such other form as the Administrative Agent may from time to time specify.

(3)

"Administrative Agent" means RBC and any successor administrative agent appointed in accordance with Article 11.

(4)

"Advance" means an advance of monies (other than and excluding Discount Proceeds) made or deemed to have been made by a Lender under the Credit Facility and includes an Advance resulting from a Conversion or Rollover (whether requested or deemed to have been requested hereunder) or otherwise effected pursuant hereto, including a Swingline Advance.  An Advance may be denominated in US Dollars (a "US Dollar Advance") or Cdn. Dollars (a "Canadian Dollar Advance").  A Canadian Dollar Advance shall be designated a "Prime Rate Advance" and a US Dollar Advance shall be designated from time to time, as requested or deemed to have been requested by the Borrower, a "LIBOR Advance" or a "Base Rate Advance".  Each of a Prime Rate Advance, a LIBOR Advance and a Base Rate Advance is a "type" of Advance.

(5)

"Affiliate" has the meaning set forth in the Provisions.  Notwithstanding the foregoing, neither the Administrative Agent nor any Lender shall be deemed to be an Affiliate of the Borrower or any Affiliate thereof solely by reason of its agency function or lending relationship.

(6)

“Applicable Law” has the meaning set forth in the Provisions.

(7)

"Applicable Margin" means, in respect of the following types of Accommodation or the unadvanced portion of a Commitment, the following corresponding margins and fees expressed as basis points per annum:

Level	Rating	BAs, LIBOR and LCs	Prime Rate & Base Rate	Standby Fee if < 50% drawn	Standby Fee if > 50% drawn
I	A2/A or higher	40 bps	0 bps	10 bps	8 bps
II	A3/A (low)	45 bps	0 bps	11.25 bps	9 bps
III	Baa1/BBB (high)	55 bps	0 bps	13.75 bps	11 bps
IV	Baa2/BBB	70 bps	0 bps	17.5 bps	14 bps
V	Baa3/BBB (low)	95 bps	0 bps	25 bps	20 bps
VI	Lower than Baa3/BBB (low) or unrated	150 bps	50 bps	37.5 bps	30 bps

For the purposes of determining the Applicable Margin, the following shall apply:

(a)

If Ratings are provided by both Rating Agencies and are at two different levels, the Applicable Margin shall be calculated at the level corresponding to the higher of the Ratings; provided that, if such Ratings are not at adjacent levels, the Applicable Margin shall be calculated at the average of the margins that would otherwise apply.

(b)

The Applicable Margin shall be determined from time to time by the Administrative Agent based solely upon deliveries made pursuant to Section 6.1(11) or 8.1(12)(b), whose determination shall be conclusive and binding for all purposes hereof, absent demonstrated error.  The Administrative Agent shall provide notice to the Borrower and the Lenders of any change in the Applicable Margin as so determined by it.

(c)

A change in Applicable Margin necessitated by a change in or absence of a Rating shall have effect as regards Base Rate Advances, Prime Rate Advances or LIBOR Advances then outstanding on the effective day of such change or the first day of such absence (each, a "change effective day"), shall have effect as regards fees to be paid by the Borrower as referred to in Sections

2.6(a) and 5.8(1) on the change effective day, shall have effect as regards fresh Accommodations obtained by the Borrower on or after the change effective day and shall not affect the stamping fees for outstanding Bankers’ Acceptances.

(d)

In the absence of a Rating, level VI shall apply.

(8)

“Applicable Percentage” has the meaning set forth in the Provisions.

(9)

“Available Earnings” means, as at any date of determination, the consolidated net income of the Borrower for the period of four consecutive fiscal quarters ended on such date (before extraordinary items):

(a)

plus taxes on income;

(b)

plus depreciation and amortization expenses (including amortization of debt issuance expenses);

(c)

plus Interest Expense;

(d)

plus any Interest expenses on Class B Instruments or Subordinated Debt (to the extent deducted);

(e)

less the portion of such consolidated net income to be applied by the Borrower to the amortization, if any, of the Revenue Deficiency Deferral Account in accordance with the Special Direction;

(f)

plus the amount of the Annual Revenue Deficiency funded by Terasen (or any successor) under VINGPA during such period.

(10)

"BA Equivalent Loan" means, in relation to a Drawing, a loan in Canadian Dollars made to the Borrower by a Non-Acceptance Lender as part of the Drawing in accordance with the provisions of Section 4.11.

(11)

"Bankers’ Acceptance" means a depository bill, as defined by the Depository Bills and Notes Act (Canada), drawn by the Borrower, denominated in Canadian Dollars and accepted by a Lender as a bankers’ acceptance, as evidenced by such Lender’s endorsement thereof at the request of the Borrower pursuant to an Accommodation Request and includes a Bankers’ Acceptance resulting from a Conversion or Rollover.

(12)

"Base Rate" means, at any time, the greater of:

(a)

the rate of interest per annum established and reported by RBC from time to time as the reference rate of interest it charges to customers for US Dollar loans made by it in Canada; and

(b)

the sum of (i) the Federal Funds Effective Rate, plus (ii) 100 basis points per annum;

as to which a certificate of the Administrative Agent, absent manifest error, shall be conclusive evidence from time to time.  With each quoted or published change in such rate aforesaid of RBC there shall be a corresponding change in the rate of interest payable under this agreement, should such changed rate exceed that set forth in paragraph (b) of this definition, all without the necessity of any notice thereof to the Borrower or any other Person.

(13)

"basis point", “bp” and "b.p." each mean one one-hundredth (1/100) of one per cent, or .01%.

(14)

“BCUC” means the British Columbia Utilities Commission.

(15)

"Beneficiary" means, in respect of any Letter of Credit, the beneficiary specified therein.

(16)

"Borrower" means Terasen Gas (Vancouver Island) Inc.

(17)

"Borrowing" means a borrowing consisting of one or more Advances.  Prime Rate Advances, LIBOR Advances and Base Rate Advances are each a "type" of Borrowing.

(18)

"Business Day" means:

(a)

in respect of LIBOR Advances and payments in connection therewith, a London Business Day which is also a day on which banks are open for business in New York City, Vancouver and Toronto;

(b)

in respect of Base Rate Advances, a day (other than Saturday or Sunday) on which banks are open for business in New York City, Vancouver and Toronto; and

(c)

for all other purposes of this agreement, a day (other than Saturday or Sunday) on which banks are open for business in Vancouver and Toronto.

(19)

"C$ Equivalent Indebtedness" means, on any date in respect of any Indebtedness denominated in US Dollars, the equivalent amount of such Indebtedness expressed in Cdn. Dollars determined on the basis of the rate of exchange used for purposes of the Borrower’s balance sheet as at the end of the Financial Quarter ended on or most recently ended prior to such date; provided that, if the Borrower has entered into a Hedge Instrument which protects it against increases in the value of US Dollars as against Cdn. Dollars in respect of such Indebtedness, the Cdn. Dollar equivalent of such Indebtedness shall be reduced by any related deferred hedging asset or increased by any related deferred hedging liability determined in accordance with GAAP and shown on the Borrower’s consolidated balance sheet as at the end of such Financial Quarter.

(20)

"C$ Equivalent Principal Outstanding" means, at any time, the amount equal to:

(a)

when used in a context pertaining to Accommodations made by a single Lender, the Principal Outstanding in favour of such Lender; and

(b)

when used elsewhere in this agreement with reference to the Credit Facility as a whole, the Principal Outstanding in favour of all Lenders;

in each case calculated and expressed in Cdn. Dollars, with each US Dollar obligation converted for purposes of such calculation into the C$ Equivalent Indebtedness.

(21)

“Calculation Date” means each of the Closing Date and the last day of each Financial Quarter.

(22)

"Canadian Dollars", "Cdn. Dollars", "Cdn. $", "C$" and "$" each mean lawful money of Canada.

(23)

"Capital Lease" means a lease of (or other agreement conveying the right to use) real and/or personal property, which lease is required to be classified and accounted for as a capital lease on a balance sheet of the lessee under GAAP (including the Canadian Institute of Chartered Accountants Handbook Section 3065).

(24)

"Capital Lease Obligations" means, as to any Person, the obligations of such Person to pay rent or other amounts under a Capital Lease and, for purposes of this agreement, the amount of such obligations shall be the capitalized amount thereof (that is, the amount in effect corresponding to the principal of such obligations), determined in accordance with GAAP

(including the Canadian Institute of Chartered Accountants Handbook Section 3065).

(25)

"Cash Equivalents" means:

(a)

marketable, direct obligations of the United States of America, of Canada or of any political agency or subdivision thereof maturing within 365 days of the date of purchase;

(b)

commercial paper maturing within 180 days from the date of purchase thereof, and rated:

(i)

in the United States "P-2" or better by Moody’s or "A-2" or better by S&P; or

(ii)

in Canada "A-1 low" or better by S&P or "R-1 low" or better by DBRS; or

(iii)

in any of the foregoing cases the equivalent thereof by any other recognized rating agency; and

(c)

certificates of deposit maturing within 365 days of the date of purchase issued by or acceptances accepted or Guaranteed by a bank to which the Bank Act (Canada) applies having at the time of acquisition a combined capital, surplus or undistributed profits of at least C$2 billion.

(26)

"CDOR Rate" means, on any day, the annual rate of discount determined by the Administrative Agent which is equal to the simple average of the yield rates per annum (calculated on the basis of a year of 365 days and calculated to two decimal places with .005 or more being rounded upward) applicable to bankers’ acceptances denominated in Canadian Dollars having, where applicable, comparable issue dates and maturity dates as the Bankers’ Acceptances proposed to be issued by the Borrower displayed and identified as such on the "CDOR Page" (or any display substituted therefor) of Reuters Monitor Money Rates Service at approximately 10:00 a.m. (Toronto time) on that day or, if that day is not a Business Day, then on the immediately preceding Business Day (as adjusted by the Administrative Agent after 10:00 a.m. (Toronto time) to reflect any error in the posted average annual rate of discount); provided, however, if those rates do not appear on the CDOR Page (or the display substituted therefor), then the CDOR Rate shall be the annual rate of discount determined by the Administrative Agent which is equal to the simple average of the yield rates per annum (calculated on the basis of a year of 365 days and calculated to two decimal places with .005 or more being rounded upward) applicable to those bankers’ acceptances in a comparable amount to the Bankers’ Acceptances proposed to be issued by the Borrower, quoted by three of the five largest (as to total assets) Schedule I Banks (as selected by the Administrative Agent) as of 10:00 a.m. (Toronto time) on that day or, if that day is not a Business Day, on the immediately preceding Business Day.  Each determination of the CDOR Rate by the Administrative Agent shall be conclusive and binding, absent demonstrated error.

(27)

“Charter Documents” means, in respect of any Person, the certificate and articles of incorporation or similar formation documents, by-laws, unanimous shareholders agreement and other organizational or governing documents of such Person.

(28)

“Class A Instruments” and “Class B Instruments” shall each have the respective meaning set forth in the VINGPA.

(29)

"Closing Date" means January 13, 2006 or such other date as shall be mutually agreed by the Borrower and the Lenders.

(30)

"Commitment" means, for a Lender in respect of the Credit Facility, the amount set forth opposite such Lender’s name under the heading “Commitment” on schedule 1 annexed hereto to the extent not permanently reduced, cancelled or terminated pursuant to this agreement.

(31)

"Compliance Certificate" means a certificate of a Senior Financial Officer pursuant to Section 8.1(11)(c) substantially in the form of schedule 5 annexed hereto.

(32)

“Contaminants” means substances, pollutants and wastes which:

(a)

pollute or are otherwise harmful to the environment;

(b)

are defined as contaminants, pollutants, radioactive waste, hazardous substances, hazardous waste, hazardous or toxic under any applicable Environmental Law; or

(c)

are construed as having an “adverse effect”, through impairment of or damage to the environment, human health or safety or property under any applicable Environmental Law.

(33)

"Control" has the meaning set forth in the Provisions.

(34)

"Conversion" means, in respect of any Drawing or type of Borrowing, the conversion of the method for calculating interest, discount rates or fees thereon from one method to another in accordance with Section 2.11, and includes a conversion from a Prime Rate Advance to a Drawing and vice-versa and a conversion from a LIBOR Advance to a Base Rate Advance and vice-versa.  In addition, the repayment in full by the Borrower of the Principal Outstanding under an Accommodation in one currency and the concurrent making of an Accommodation in another currency, whereby the aggregate C$ Equivalent Principal Outstanding remains the same before and after such transactions, shall also be considered to be a Conversion for all purposes of this agreement.

(35)

"Coverage Ratio" at any time means the ratio of X to Y for the Borrower, with each component calculated on a consolidated basis, where:

(a)

"X" is Available Earnings determined for the four consecutive Financial Quarters ending at such time or immediately prior thereto, as the case may be, for which the Borrower has provided or is required prior to such time to provide a Compliance Certificate; and

(b)

"Y" is the Interest Expense for such four Financial Quarters.

(36)

"Credit Facility" means the revolving term credit facility to be provided by the Lenders to the Borrower as contemplated by Article 2.

(37)

"Credit Facility Documents" means this agreement, Bankers’ Acceptances, Letters of Credit and all other documents (for clarity, excluding the Terasen Funding Agreement) necessary to implement the financing comprised in the Credit Facility.

(38)

"DBRS" means Dominion Bond Rating Service Limited and, if such Person shall at any time cease to provide Ratings in respect of companies of the nature of the Borrower, means any other company or organization designated by the Borrower that is acceptable to the Lenders, acting reasonably, which shall provide a Rating of the long-term corporate credit and/or long-term unsecured debt of the Borrower on a basis consistent with and using the same nomenclature as Dominion Bond Rating Service Limited or that is otherwise acceptable to the Lenders, acting reasonably.

(39)

"Default" has the meaning set forth in the Provisions.

(40)

"Discount Proceeds" means, in respect of Bankers’ Acceptances to be purchased by a Lender, the result (rounded to the nearest whole cent, with one-half of one cent and more being rounded up) obtained by multiplying the aggregate Face Amount of such Bankers’ Acceptances by a price (rounded up or down to the third decimal place, with .0005 or more being rounded up) determined by dividing one by the sum of one plus the product of (x) the applicable Discount Rate multiplied by (y) a fraction, the numerator of which is the number of days in the term to maturity of such Bankers’ Acceptances and the denominator of which is 365.

(41)

"Discount Rate" means:

(a)

with respect to an issue of Bankers’ Acceptances accepted by a Lender that is a Schedule I Bank, the CDOR Rate; and

(b)

with respect to an issue of Bankers’ Acceptances accepted by a Lender that is not a Schedule I Bank, the lesser of:

(i)

the CDOR Rate plus seven basis points; and

(ii)

the annual rate, expressed as a percentage, determined by the Administrative Agent as the average discount rate for bankers’ acceptances having a comparable face value in Cdn. Dollars and a comparable issue and maturity date to the face value and issue and maturity date of that issue of Bankers’ Acceptances calculated on the basis of a year of 365 days accepted by the Reference Lenders at or about 10:00 a.m. (Toronto time) on the date of issue of those Bankers’ Acceptances.

(42)

"Drawing" means the creation or making of one or more Bankers’ Acceptances in pursuance of an Accommodation Request.

(43)

"Drawing Date" means any Business Day fixed in accordance with the provisions of this agreement for a Drawing.

(44)

"Environmental Laws" means any Requirement of Law relating, in whole or in part, to the protection or enhancement of the environment or imposing liability as a result of adverse effects to the environment, including occupational safety, product liability, public health and public safety.

(45)

"Equivalent Amount" means, on a particular date in respect of any amount (the "original amount") expressed in a particular currency (the "original currency"), the equivalent amount expressed in a second designated currency (the "second currency") determined by reference to the Bank of Canada noon rate at which the original currency may be exchanged into the second currency as published on the Reuters Screen page BOFC.  In the event that such rate does not appear on such Reuters page, such rate shall be ascertained by reference to any other means (as selected by the Administrative Agent) by which such rate is quoted or published from time to time by the Bank of Canada; provided that, if at the time of any such determination, for any reason, no such exchange rate is being quoted or published, the Administrative Agent may use such reasonable method as it considers appropriate to ascertain such rate, and the resulting determination shall be conclusive absent manifest error.

(46)

"Event of Default" means any of the events specified in Section 10.1.

(47)

“Existing Facility” means the credit facilities set out in the credit agreement dated January 9, 1996 between the Borrower (then called Centra Gas British Columbia Inc.) and the lenders thereto.

(48)

"Excluded Taxes" has the meaning set forth in the Provisions.

(49)

"Face Amount" means, in respect of a Bankers’ Acceptance, the amount payable to the holder thereof on its maturity and, in respect of a Letter of Credit, the maximum amount that may from time to time be payable to the Beneficiary thereof, and where used in a context referring to more than one Bankers’ Acceptance and/or Letter of Credit means the aggregate of the Face Amounts thereof.

(50)

"Federal Funds Effective Rate" means, for any day, the weighted average (rounded upwards, if necessary, to the next 1/100 of 1%) of the annual rates of interest on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published on the next succeeding Business Day by the Federal Reserve Bank of New York or, if such rate is not so published for any day that is a Business Day, the average (rounded upwards, if necessary, to the next 1/100 of 1%) of the quotations for such day on such transactions received by the Administrative Agent from three Federal funds brokers of recognized standing selected by it.

(51)

"Financial Quarter" means a period of three consecutive months ending on and including March 31, June 30, September 30 or December 31, as the case may be.

(52)

"Financial Year" means a financial year commencing on January 1 of each calendar year and ending on and including December 31 of such year.

(53)

"GAAP" means, in relation to any Person at any time, accounting principles generally accepted in Canada as recommended in the Handbook of the Canadian Institute of Chartered Accountants or its successor, applied on a basis consistent with the most recent audited financial statements of such Person and, if applicable, its consolidated subsidiaries (except for changes approved by the auditors of such Person; provided that the calculations of the Leverage Ratio and the Coverage Ratio, including the constituent elements thereof, shall be made without regard to any change in GAAP with effect on or after January 1, 2005).

(54)

“Government Repayable Contributions” means the British Columbia Repayable Contribution in the amount of $25 million and the Canada Repayable Contribution in the amount of $50 million defined in the PCEPA.

(55)

“Governmental Approval” means any franchise, licence, qualification, authorization, consent, exemption, waiver, right, permit or other approval of any Governmental Authority, binding on or affecting the Person referred to in the context in which the term is used or binding on or affecting the property of such Person, in each case whether or not having the force of law.

(56)

“Governmental Authority” has the meaning set forth in the Provisions.

(57)

"Guarantee" means, with respect to any Person, any obligation of such Person directly or indirectly guaranteeing any indebtedness or other obligation of any other Person and, without limiting the generality of the foregoing, includes any obligation, direct or indirect, contingent or otherwise, of such Person:

(a)

to purchase or pay (or advance or supply funds for the purchase or payment of) such indebtedness or other obligation of such other Person (whether arising by virtue of partnership, joint venture or similar arrangements, or by agreements to keep-well, to purchase assets, goods, securities or services, or to maintain financial condition or otherwise); or

(b)

entered into for purposes of assuring in any manner the obligee of such indebtedness or other obligation of the payment or performance (or payment of damages in the event of non-performance) thereof or to protect such obligee against loss in respect thereof (in whole or in part);

provided that the foregoing shall exclude endorsement of negotiable instruments for collection or deposit in the ordinary course of business.

(58)

"Hedge Instrument" means:

(a)

any interest rate or foreign exchange risk management agreement or product, including interest rate or currency exchange or swap agreements, futures contracts, forward rate agreements, interest rate cap agreements and interest rate collar agreements, options and all other agreements or arrangements designed to protect against fluctuations in interest rates or currency exchange rates; and

(b)

forward purchase and sale contracts, options and other hedging products designed to be effective as a hedge against fluctuations in the price of natural gas.

(59)

"Hedging Obligations" means, with respect to any Person, payment or delivery obligations under Hedge Instruments.

(60)

"Increased Costs" means any amounts payable by the Borrower to the Administrative Agent or a Lender under any of:

(a)

Sections 5.10, 8.1(14) and 9.2 of the body of this agreement; and

(b)

Sections 3.1, 3.2, 3.3 and 9 of the Provisions.

(61)

“Indebtedness” means, with respect to any Person at any time, any of the following (without duplication):

(a)

the amount of all indebtedness for borrowed moneys of such Person (including Purchase Money Obligations);

(b)

the amount of all obligations of such Person evidenced by notes payable, drafts accepted representing extensions of credit, bonds, debentures or other similar instruments, to the extent such obligations would be considered indebtedness for borrowed moneys in accordance with GAAP;

(c)

all obligations of such Person, whether or not contingent, with respect to or under any bankers’ acceptance facility or, except where the same secures payment of trade payables incurred in the ordinary course of business, any letter of credit facility or similar facility, including any liability arising under any indemnity obligation pertaining thereto;

(d)

the amount of the deferred purchase price of property or services, other than trade payables incurred in the ordinary course of business;

(e)

Capital Lease Obligations of such Person;

(f)

shares in the capital of such Person redeemable at the option of the holder, or which by their terms or otherwise are required to be redeemed, at the time of determination of Indebtedness;

(g)

all indebtedness of other Persons secured by a Lien on any Property of such Person, whether or not such indebtedness is assumed by such Person; provided that the amount of such indebtedness shall be the lesser of:

(i)

the fair market value of such Property at such date of determination; and

(ii)

the amount of such indebtedness; and

(h)

all other debt (other than trade payables incurred in the ordinary course of business) upon which interest charges are customarily paid by such person; and

(i)

any Guarantee by such Person in any manner of any part or all of an obligation included in clauses (a) to (h) above.

The amount of Indebtedness of any Person at any date shall be the outstanding balance at such date (without duplication) of all unconditional obligations as described above and, with respect to contingent obligations, the maximum liability upon the occurrence of the contingency giving rise to the obligation; provided that:

(x)

the amount at any time of indebtedness issued with original issue discount shall be the accreted amount thereof determined in accordance with GAAP; and

(xi)

Indebtedness shall not include any liability for unpaid taxes not yet due.

(62)

"Indebtedness for Borrowed Monies" means Indebtedness other than:

(a)

Indebtedness constituted by uncalled letters of credit the deposit of which constitutes a Permitted Lien under paragraph (g), (i) or (o)  of the definition thereof, or a Guarantee of the obligations of another Person in respect of uncalled letters of credit the deposit of which would, if this agreement were applicable, constitute a Permitted Lien;

(b)

Indebtedness contemplated by item (f) of the definition of Indebtedness; and

(c)

Indebtedness contemplated by items (g) and (h) of such definition where the underlying Indebtedness secured by the Lien or subject to the Guarantee is of the nature described in item (f) of such definition.

(63)

“Institutional Indebtedness” means at any time of determination the aggregate Indebtedness for Borrowed Monies of the Borrower (including current maturities), including each of the following:

(a)

the Principal Outstanding; and

(b)

the principal outstanding under the PCEPA Repayment Facility;

but excluding:

(c)

Government Repayable Contributions;

(d)

Class A Instrument and Class B Instruments; and

(e)

Subordinated Debt.

(64)

"Intercompany Debt" means the aggregate principal amount and accrued interest owed by the Borrower to Terasen or an Affiliate of Terasen as at the Closing Date or, for the purpose of calculating Interest Expense for any period prior to the Closing Date, the aggregate principal amount owed by the Borrower to Terasen or to an Affiliate of Terasen at any time during such period.

(65)

“Interest” means interest (including capitalized and non-capitalized interest and the interest component of  Capital Lease Obligations but excluding interest which has been capitalized in accordance with normal regulatory principles), stamping fees, the difference between the proceeds of sale and face value of Bankers’ Acceptances, stand-by fees and all other similar costs of borrowing.

(66)

"Interest Expense" means, as at any date of determination, the amount equal to the aggregate Interest on all Institutional Indebtedness paid or accrued during the period of four consecutive Financial Quarters ended on or immediately prior to such date; provided that, with respect to the calculation of Interest Expense for any period prior to the Closing Date, such calculation shall be made on a pro forma basis as if the Institutional Indebtedness outstanding during such period (i) included the amount drawn under the Credit Facility to repay the Existing Facility and the Intercompany Debt, and (ii) excluded the Indebtedness under the Existing Facility and the Intercompany Debt.

(67)

"Interest Period" means, for each LIBOR Advance, a period commencing:

(a)

in the case of the initial Interest Period for such Advance, on the date of such Advance; and

(b)

in the case of any subsequent Interest Period for such Advance in accordance with a Rollover, on the last day of the immediately preceding Interest Period;

and ending in either case on the last day of such period as shall be selected by the Borrower pursuant to the provisions below.

If a Base Rate Advance is converted to a LIBOR Advance, the initial Interest Period for such LIBOR Advance shall commence on the date of such Conversion.  The duration of each Interest Period for a LIBOR Advance shall be one, two, three or six months (subject to availability), as the Borrower may select in the applicable Accommodation Request, or such other period to which the Lenders may agree.  No Interest Period may be selected which would end on a day after the Maturity Date or, in the opinion of the Administrative Agent, conflict with any repayment stipulated herein.  Whenever the last day of an Interest Period would otherwise occur on a day other than a Business Day, the last day of such Interest Period shall be extended to occur on the next succeeding Business Day; provided that, if such extension would cause the last day of such Interest Period to occur in the next following calendar month, the last day of such Interest Period shall occur on the next preceding Business Day.

(68)

"ISP98" means the International Standby Practices ISP98, as published by the International Chamber of Commerce and in effect from time to time.

(69)

"Issuance" means the issuance of one or more Letters of Credit made pursuant to an Accommodation Request.

(70)

"Issue Date" means any Business Day fixed in accordance with the provisions of this agreement for an Issuance.

(71)

"Issuing Bank" has the meaning set forth in the Provisions and, for this purpose, RBC shall be the Issuing Bank.

(72)

"Lenders" means those financial institutions whose names are set forth on the execution pages hereof under the heading "Lenders", and their respective successors and assigns.

(73)

"Lenders’ Counsel" means Stikeman Elliott LLP or such other law firm or firms as may from time to time be chosen by the Lenders to act on their behalf in connection with the Credit Facility.

(74)

"Lending Office” or “lending office" means, in respect of a particular Lender, the branch or office whose address is set forth in schedule 1 annexed hereto, or such other branch as such Lender may designate from time to time by notice given to the Administrative Agent and the Borrower.

(75)

"Letter of Credit" means a standby or commercial letter of credit or a letter of guarantee for a specified amount in Canadian Dollars or US Dollars issued by the Issuing Bank on behalf of the Lenders at the request and upon the indemnity of the Borrower pursuant to Article 5 and (subject to Section 5.5(b)) having a term to maturity from the date of issuance thereof of no more than 365 days.

(76)

"Leverage Ratio" at any time means the ratio of X to Y for the Borrower, with each component calculated on a consolidated basis, where:

(a)

"X" is Institutional Indebtedness outstanding at that time; and

(b)

"Y" is Total Capitalization at that time.

(77)

"LIBOR", with respect to any Interest Period, means:

(a)

the rate of interest (expressed as an annual rate on the basis of a 360 day year) determined by the Administrative Agent to be the arithmetic mean (rounded up to the nearest 0.01%) of the offered rates for deposits in US Dollars for a period equal to the particular Interest Period, which rates appear on:

(i)

Page 3750 of the Telerate screen; or

(ii)

if such Telerate screen page is not readily available to the Administrative Agent, the Reuters screen LIBO page;

in either case as of 11:00 a.m. (London time) on the second London Business Day before the first day of that Interest Period; or

(b)

if neither such Reuters screen page nor Telerate screen page is readily available to the Administrative Agent for any reason, the rate of interest determined by the Administrative Agent which is equal to the simple average of the rates of interest (expressed as a rate per annum on the basis of a year of 360 days and rounded up to the nearest 0.01%) at which three of the five largest (as to total assets) Schedule I Banks (as selected by the Administrative Agent) would be prepared to offer leading banks in the London interbank market a deposit in US Dollars for a term coextensive with that Interest Period in an amount substantially equal to the relevant LIBOR Advance at or about 10:00 a.m. (Toronto time) on the second London Business Day before the first day of such Interest Period.

(78)

"Lien" means any mortgage, pledge, lien, hypothecation, security interest or other encumbrance or charge (whether fixed, floating or otherwise) or title retention, and any deposit of moneys under any agreement or arrangement whereby such moneys may be withdrawn only upon fulfilment of any condition as to the discharge of any other indebtedness or other obligation to any creditor, or any right of or arrangement of any kind with any creditor (other than as contemplated under the PCEPA) to have its claims satisfied prior to other creditors with or from the proceeds of any properties, assets or revenues of any kind now owned or later acquired.

(79)

"London Business Day" means a day (other than Saturday or Sunday) which is a day for trading by and between banks in US Dollar deposits in the London Eurodollar interbank market.

(80)

"Majority Lenders" means Lenders whose respective individual Commitments aggregate at least two-thirds (2/3) of the total Commitments of all Lenders under the Credit Facility.

(81)

"Material Adverse Effect" means a material adverse effect on:

(a)

the business, Property, operations or condition (financial or otherwise) of the Borrower;

(b)

the Borrower's ability to perform its obligations under any Credit Facility Document; or

(c)

the Borrower's ability to perform its material obligations under any Material Agreement.

(82)

“Material Agreements” means each of:

(a)

the VINGPA;

(b)

the PCEPA; and

(c)

the Wheeling Agreement.

(83)

"Maturity Date" means the fifth anniversary of the Closing Date.

(84)

"Moody’s" means Moody’s Investors Service, Inc. and, if such Person shall at any time cease to provide Ratings in respect of companies of the nature of the Borrower, means any other company or organization designated by the Borrower that is acceptable to the Lenders, acting reasonably, which shall provide a Rating of the long-term corporate credit and/or long-term unsecured debt of the Borrower on a basis consistent with and using the same nomenclature as Moody’s Investors Service, Inc. or that is otherwise acceptable to the Lenders, acting reasonably.

(85)

"Non-Acceptance Discount Rate" means, for any day, the Discount Rate that is the lesser of the rates described in paragraph (b)(i) and (b)(ii) of the definition of Discount Rate; provided that, if at any relevant time there are no Reference Lenders, the Non-Acceptance Discount Rate will be the Discount Rate in paragraph (b)(i) of that definition.

(86)

"Non-Acceptance Lender" has the meaning set forth in Section 4.11.

(87)

"Notice" means, as the context requires, an Accommodation Request or a Repayment/Cancellation Notice.

(88)

"Obligations" means at any time in respect of the Credit Facility, the amount equal to the sum of:

(a)

the Principal Outstanding under the Credit Facility;

(b)

all accrued and unpaid interest thereon and all interest on accrued and unpaid interest; and

(c)

all accrued and unpaid fees, expenses, costs, indemnities, Increased Costs and other amounts payable to the Lenders or the Administrative Agent pursuant to the provisions of any Credit Facility Document or the Terasen Funding Agreement or otherwise in respect of the Credit Facility.

(89)

"Participant" has the meaning set forth in the Provisions.

(90)

"Payment Account" means:

(a)

for US Dollars:

JPMorgan Chase Bank, New York, New York

ABA 021000021, Swift code: CHASUS33

For further credit to:

Swift Address:  ROYCCAT2

Beneficiary: RBCCM Agency Services,

A/C #:  /00002-408-919-9

Toronto, Ontario

Ref: Terasen Gas (Vancouver Island) Inc.

(b)

 for Cdn. Dollars:

Royal Bank of Canada

Swift Address:  ROYCCAT2

Favour:  /00002-266-760-8

RBCCM Agency Services,

Toronto, Ontario

Ref: Terasen Gas (Vancouver Island) Inc.

or such other places or accounts as may be agreed by the Administrative Agent and the Borrower from time to time and notified to the Lenders.

(91)

“PCEPA” means the Pacific Coast Energy Pipeline Agreement between Her Majesty the Queen in Right of Canada, Her Majesty the Queen in Right of the Province of British Columbia and the Borrower (then called Pacific Coast Energy Corporation) dated December 14, 1995.

(92)

“PCEPA Repayment Facility” means the $20,000,000 facility provided by RBC to refinance 65% (or such other percentage as may be approved by the BCUC as the appropriate percentage of debt to be included in the Borrower’s capital structure) of the annual repayment of the Government Repayable Contributions.

(93)

"Permitted Liens" means, in respect of any Person at any time, any one or more of the following:

(a)

Liens for taxes, assessments or other governmental charges not yet due or, if due, the validity of which is being contested by the Borrower in good faith and Liens for the excess of the amount of any past due taxes for which a final assessment has not been received over the amount of such taxes as estimated and paid by the Borrower;

(b)

Liens or privileges arising out of judgments or awards not giving rise to an Event of Default with respect to which the Borrower shall in good faith be prosecuting an appeal or proceedings for review and with respect to which it shall within 30 Business Days have secured a stay of execution pending completion of such appeal or proceedings for review;

(c)

Liens and charges (including builders’, warehousemen's, carriers' and other similar Liens) incidental to construction or current operations which have not at such time been filed pursuant to Applicable Law against the Borrower or relate to obligations not due or delinquent or which are being contested by the Borrower in good faith;

(d)

undetermined or inchoate liens and charges incidental to the operations of the Borrower which have not been registered against the assets of the Borrower and which relate to obligations not due or delinquent;

(e)

reservations, limitations, provisos and conditions expressed in any grant from the Crown, and statutory exceptions to title;

(f)

easements, rights-of-way and servitudes (including easements, rights-of-way and servitudes for sewers, drains, railways, pipelines, gas or water mains or electric light and power or telephone, cable television and telegraph conduits, poles, wires and cables) and other restrictions and minor title defects or irregularities which will not in the aggregate materially and adversely impair the use of the property concerned for the purpose for which it is held by the Borrower;

(g)

security given by the Borrower to a public utility or municipality or other Governmental Authority when required by such utility or municipality or other Governmental Authority in connection with the operations of the Borrower in the ordinary course of its business;

(h)

the right reserved to or vested in any municipality or other Governmental Authority by the terms of any lease, licence, franchise, grant or permit acquired by the Borrower, or by any statutory provision, to terminate any such lease, licence, franchise, grant or permit or to require annual or other periodic payments as a condition of the continuance thereof;

(i)

the encumbrance resulting from the deposit of cash, letters of credit or securities in connection with any of the Liens described in paragraphs (a), (b) or (c) of this definition pending a final determination as to the existence or amount of any obligation referred to therein, or in connection with contracts, bids, tenders, leases or expropriation proceedings, or to secure workers’ compensation, unemployment insurance, surety or appeal bonds, costs of litigation when required by Applicable Law and public and statutory obligations;

(j)

any other Liens of a nature similar to those referred to in the foregoing paragraphs (a) to (h), inclusive, of this definition which do not have and could not reasonably be expected to have a Material Adverse Effect;

(k)

Liens on property or shares of a Person at the time that such Person becomes a subsidiary of the Borrower; provided, however, that the Lien may not extend to any other property or assets owned by any subsidiary and such Liens are not created, incurred or assumed in connection with, or in contemplation of, or to provide credit support in connection with, such Person becoming a subsidiary;

(l)

Liens on property or assets at the time the Borrower acquires the property or assets, including any acquisition by means of an amalgamation, merger or consolidation with or into the Borrower; provided, however, that the Lien may not extend to any other property or assets owned by the Borrower and such Liens are not created, incurred or assumed in connection with, or in contemplation of, or to provide credit support in connection with, such acquisition;

(m)

Liens to secure any refinancing, extension, renewal or replacement as a whole, or in part, of any Indebtedness secured by any Lien referred to in the foregoing paragraphs (k) and (l) of this definition;

(n)

Liens securing Purchase Money Obligations and Capital Lease Obligations in an aggregate amount at any time not to exceed $10 million;

(o)

any security interest in cash or marketable securities pledged, or a letter of credit provided, to secure obligations of the Borrower under purchase contracts for natural gas or under Hedge Instruments entered into to hedge against fluctuations in the price of natural gas;

(p)

Liens encumbering property under construction arising from progress or partial payments made by a customer of the Borrower relating to such property;

(q)

any interest or title of a lessor in the property subject to any lease; and liens or rights of distress reserved in or exercisable under leases for payment of rent or other compliance with the terms of the lease; and

(r)

Liens in favour of customs and revenue authorities arising under Applicable Law to secure payment of customs or import duties in connection with the importation of goods.

(94)

"Permitted Merger" means a transaction otherwise prohibited by Section 8.2(2) where the following conditions are satisfied:

(a)

the surviving entity and the Lenders shall have agreed to such amendments to the Credit Facility Documents (and, if such transaction involves Terasen, such amendments to the Terasen Funding Agreement) as shall be required in order:

(i)

to preserve the rights and interests of the Lenders as senior unsecured creditors; and

(ii)

to ensure that the financial tests and calculations contemplated by the Credit Facility Documents shall have the same economic effect with respect to the surviving entity as is the case with the Borrower immediately prior to such transaction, it being acknowledged that it is not intended that the ratios required under Section 8.3 be altered but rather that the components of such ratios are measured with consistent economic effect both before and after such transaction;

(b)

both immediately before and (having regard to the agreed amendments pursuant to paragraph (a)) immediately after such transaction there shall be no Default or Event of Default that has occurred and is continuing;

(c)

prior to such transaction, the Borrower shall have obtained a Ratings affirmation (which is equal to or greater than its then current Rating) with respect to the surviving entity’s senior publicly-rated debt;

(d)

no such transaction shall affect the validity or enforceability of any Credit Facility Document or the Terasen Funding Agreement (except in the case of a merger or amalgamation of the Borrower and Terasen, in which case the Junior Obligations as defined in the Terasen Funding Agreement shall be extinguished by operation of law); and

(e)

the Borrower shall deliver to the Administrative Agent promptly following such transaction a certificate of a Senior Financial Officer and an opinion of counsel to the Borrower, each stating that such transaction complies herewith and each being otherwise in form and substance reasonably acceptable to the Administrative Agent.

(95)

"Person" has the meaning set forth in the Provisions.

(96)

"Prime Rate" means, at any time, the greater of:

(a)

the rate of interest per annum established and reported by RBC from time to time as the reference rate of interest it charges to customers for Canadian Dollar loans made by it in Canada; and

(b)

the sum of:

(i)

the average one month bankers’ acceptance rate as quoted on Reuters Service page CDOR as at 10:00 a.m. (Toronto time) on such day, expressed as a rate per annum; plus

(ii)

100 basis points;

as to which a certificate of the Administrative Agent, absent manifest error, shall be conclusive evidence from time to time.  With each quoted or published change in such rate aforesaid of RBC there shall be a corresponding change in any rate of interest payable under this agreement based on the Prime Rate should such changed rate exceed that set forth in paragraph (b) of this definition, all without the necessity of any notice thereof to the Borrower or any other Person.

(97)

"Principal Outstanding" means, at any time, the amount equal to:

(a)

when used in a context pertaining to Accommodations made by a single Lender under the Credit Facility, the sum of:

(i)

the aggregate principal amount of all Advances and BA Equivalent Loans then outstanding made by such Lender; and

(ii)

the Face Amount of all Accommodations then outstanding made by such Lender by way of Bankers’ Acceptances (whether or not held by such Lender) and Letters of Credit (including such Lender’s pro rata interest in Letters of Credit issued by the Issuing Bank); and

(b)

when used elsewhere in this agreement with reference to the Credit Facility as a whole, the sum of:

(i)

the aggregate principal amount of all Advances and BA Equivalent Loans then outstanding made by the Lenders; and

(ii)

the Face Amount of all Accommodations then outstanding made by the Lenders by way of Bankers’ Acceptances (whether or not held by the respective Lenders) and Letters of Credit;

provided that, for the purposes of calculating standby and utilisation fees payable under Section 2.6, the principal amount of Swingline Advances shall not be considered to be Principal Outstanding.

(98)

"Property" means any property, assets, rights or interests of any nature whatsoever, real or personal, moveable or immoveable, tangible or intangible, and wheresoever situate.

(99)

“Provisions” means the Model Credit Agreement Provisions annexed hereto as schedule 4.

(100)

"Purchase Money Obligation" means indebtedness under any purchase money mortgage, pledge or other purchase money Lien entered into in the ordinary course of business and secured upon property acquired by a Person.

(101)

"Rating" means, with respect to a Person, the credit rating assigned by a Rating Agency to the long-term senior unsecured debt of such Person.

(102)

“Rating Agencies” means, at any time, DBRS and Moody’s.

(103)

“RBC” means Royal Bank of Canada, a Canadian chartered bank.

(104)

"receiver" includes a receiver, receiver/manager and receiver and manager.

(105)

"Reference Lenders" means any two Lenders as selected by the Administrative Agent from time to time and that are acceptable to the Borrower which are banks under Schedule II of the Bank Act (Canada).

(106)

"Repayment/Cancellation Notice" means a notice in the form of or to substantially similar effect as schedule 3 annexed hereto, given to the Administrative Agent by the Borrower pursuant to any relevant provision of this agreement.

(107)

"Required Notice", when used with respect to a type of Accommodation, a payment, prepayment or reduction of the Commitments hereunder, means such number of days’ notice to the Administrative Agent as is set forth in schedule 6 annexed hereto.

(108)

“Requirement of Law” means, as to any Person, the Charter Documents  of such Person, and any international, Canadian or United States federal, provincial, state or local statute, law, regulation, order, rule, by-law, proclamation, consent, decree, judgment, permit, license, code, covenant, deed restriction, common law (including the law of equity), treaty, convention, ordinance or determination of an arbitrator or a court or other competent authority, or guidelines or requirements of any Governmental Authority (whether or not having the force of law and including consent decrees as to which such Person is a party or otherwise subject, and administrative orders which affect such Person) in each case applicable to or binding upon such Person or any of the Property of such Person.

(109)

“Revenue Deficiency Deferral Account” has the meaning set forth in the Special Direction.

(110)

"Rollover" means, in respect of a Borrowing by way of LIBOR Advances, the continuation thereof or any portion thereof for a succeeding Interest Period and, in respect of a Drawing, the issuance of a further Drawing on any day in a Face Amount not exceeding the Face Amount of the Drawing maturing on that day, the proceeds of which are used to pay (directly or indirectly) the maturing Drawing, all as contemplated by Section 2.11.

(111)

“S&P” means Standard & Poor’s Ratings Services, a division of The McGraw Hill Companies, Inc.

(112)

"Schedule I Bank", "Schedule II Bank" or "Schedule III Bank" mean a bank under (as the case may be) Schedule I or II of the Bank Act (Canada) or an authorized foreign bank under Schedule III of the Bank Act (Canada).

(113)

"Senior Financial Officer" means the Chief Financial Officer, Vice President Finance, Controller, Treasurer or Assistant Treasurer of the Borrower.

(114)

“Senior Officer” means the President, Chairman, any Vice-President or a Senior Financial Officer of the Borrower.

(115)

“Special Direction” means the direction issued by the Lieutenant Governor in Council of the Province of British Columbia to the BCUC pursuant to the Vancouver Island Natural Gas Pipeline Act (British Columbia) in connection with the VINGPA.

(116)

"Subordinated Debt" means Indebtedness of the Borrower which:

(a)

is subordinated to the prior payment in full of the Obligations as provided in this definition;

(b)

will not be cross-defaulted or cross-accelerated by the Credit Facility;

(c)

may not be accelerated prior to the date that is the earlier of:

(i)

the date following the date on which all of the Obligations and the obligations of the Borrower under the PCEPA Repayment Facility have been paid in full and the commitments of the Lenders hereunder and the commitment of the lender under the PCEPA Repayment Facility have been terminated; and

(ii)

six months after the later of:

(A)

the Maturity Date; and

(B)

the “Maturity Date” as defined in the PCEPA Repayment Facility;

(d)

may not contain covenants or events of default more onerous than those contained in this agreement;

(e)

will provide that any amount received by the holders of such Indebtedness within three months of an Event of Default will, upon the Obligations being declared or becoming due and payable pursuant to Section 10.2(1) or (2), be paid to the Administrative Agent on behalf of the Lenders;

(f)

will require that notice of default thereunder be provided to the Administrative Agent; and

(g)

will permit interest on and principal of such Indebtedness to be paid or prepaid only if Sections 8.2(5)(d) and (e) are complied with as if the applicable payment were a Distribution.

(117)

"subsidiary" means, at any time with respect to a Person, any other Person, if at such time such first-mentioned Person owns, directly or indirectly, more than 50% of the capital in such other Person entitled ordinarily to vote in the election of the board of directors of, or Persons performing similar functions for, such other Person.

(118)

"Swingline" means that portion of the Credit Facility to be made available by the Swingline Lender to the Borrower as described in Section 2.1(6), and "Swingline Advance" has the meaning set forth in Section 2.1(6).

(119)

"Swingline Amount" means C$10 million (or the Equivalent Amount in US Dollars) to the extent not permanently reduced, cancelled or terminated pursuant to this agreement.

(120)

"Swingline Lender" means TD Bank acting in its capacity as the Lender of Swingline Advances under Section 2.1(6) or, as the case may be, any replacement Lender of Swingline Advances agreed by the Borrower, the Administrative Agent and such replacement Lender.

(121)

"Taking" means the expropriation, condemnation or taking by eminent domain or similar authority, or by any proceeding or purchase in lieu or anticipation thereof, of any property or asset or any right, title or interest therein by any Governmental Authority.

(122)

"TD Bank" means The Toronto-Dominion Bank, a Canadian chartered bank.

(123)

“Terasen” means Terasen Inc.

(124)

“Terasen Funding Agreement” means the agreement so entitled of even date between, inter alia, Terasen and the Administrative Agent, substantially in the form of schedule 8 annexed hereto.

(125)

"this agreement", "herein", "hereof", "hereto" and "hereunder" and similar expressions mean and refer to this agreement as supplemented or amended and not to any particular Article, Section, paragraph, schedule or other portion hereof; and the expressions "Article", "Section",

"paragraph" and "schedule" followed by a number or letter mean and refer to the specified Article, Section, paragraph or schedule of this agreement.

(126)

“Total Capitalization” means, as at any date of determination, the aggregate of the Borrower’s:

(a)

common equity (including retained earnings and contributed surplus);

(b)

preferred shares other than Class A Instruments;

(c)

the accumulated provision for deferred income taxes, if any;

(d)

Institutional Indebtedness; and

(e)

Subordinated Debt.

(127)

"US Dollars", "United States Dollars" and "US$" each mean lawful money of the United States of America in same day immediately available funds or, if such funds are not available, the form of money of the United States of America that is customarily used in the settlement of international banking transactions on the day payment is due hereunder.

(128)

"Uniform Customs" means the Uniform Customs and Practice for Documentary Credits, as published by the International Chamber of Commerce and in effect from time to time.

(129)

“VINGPA” means the Vancouver Island Natural Gas Pipeline Agreement between Her Majesty the Queen in Right of the Province of British Columbia, Westcoast Energy Inc., Pacific Coast Energy Corporation, Centra Gas British Columbia Inc., Centra Gas Vancouver Island Inc., and Centra Gas Victoria Inc. dated December 14, 1995, as amended by the Novation Agreement dated March 7, 2002 between Westcoast Energy Inc., Her Majesty the Queen in Right of the Province of British Columbia, the Borrower (then called Centra Gas British Columbia Inc.), Westcoast Power Holdings Inc., CGBC Holdings Inc. and Terasen (then called BC Gas Inc.).

(130)

“Wheeling Agreement” means the agreement dated for reference July 3, 1989 (as amended by letter agreements dated June 29, 1993 and November 30, 1993) between BC Gas Inc. (now called Terasen Gas Inc.) and the Borrower (then called Pacific Coast Energy Corporation) pursuant to which Terasen Gas Inc. permits the Borrower to transport natural gas along its transmission system from Huntingdon to Coquitlam.

1.2

Interpretation.  In addition to those matters set forth in Section 2(1) of the Provisions:

(1)

Inclusion Rules.  In this agreement, in the computation of periods of time from a specified date to a later specified date, unless otherwise expressly stated, the word "from" means "from and including" and the words "to" and "until" each mean "to but excluding".

(2)

Ibid.  Where in this agreement a notice must be given a number of days prior to a specified action, the day on which such notice is given shall be included and the day of the specified action shall be excluded.

(3)

Accounting Terms.  All accounting terms not specifically defined herein shall be construed in accordance with GAAP.

(4)

Incorporation of Schedules.  Schedules 1 to 10 annexed hereto shall, for all purposes hereof, form an integral part of this agreement.

(5)

Agreements. Reference to any agreement, instrument, Governmental Approval or other document shall include reference to such agreement, instrument, Governmental Approval or other document as the same may have been heretofore or may from time to time hereafter be amended, supplemented, replaced or restated.

(6)

Interpretation not Affected by Headings, etc.  The division of this agreement into Articles and Sections and the insertion of headings are for convenience of reference only and shall not affect the construction or interpretation hereof.

(7)

General Provisions as to Certificates and Opinions, etc.  Whenever the delivery of a certificate is a condition precedent to the taking of any action by the Administrative Agent or any Lender hereunder, the truth and accuracy of the facts and the diligent and good faith determination of the opinions stated in such certificate shall in each case be conditions precedent to the right of the Borrower to have such action taken, and any certificate executed by the Borrower shall be deemed to represent and warrant that the facts stated in such certificate are true, accurate and complete.

ARTICLE 2
THE CREDIT FACILITY

2.1

Credit Facility.

(1)

Commitment.  Subject to the terms and conditions herein set forth:

(a)

the Credit Facility is to be made available by the Lenders to the Borrower on a revolving basis in the principal amount of up to but not exceeding C$350 million, of which the Swingline Amount will be made available by way of Swingline Advances by the Swingline Lender only;

(b)

the Credit Facility shall be available:

(i)

in Canadian Dollars by way of Prime Rate Advances, Bankers’ Acceptances or Letters of Credit; and

(ii)

in US Dollars by way of Base Rate Advances, LIBOR Advances or Letters of Credit;

(c)

each Lender shall make Accommodations available under the Credit Facility pro rata on the basis of the relevant percentage as set forth in schedule 1 annexed hereto, under “Swingline” in the case of Swingline Advances and under “Balance of Credit Facility” in the case of Advances that are not Swingline Advances;

(d)

in no event shall a Lender be obligated to make Accommodations available under the Credit Facility if after making such Accommodations the C$ Equivalent Principal Outstanding of that Lender’s Accommodations would exceed that Lender’s Commitment;

(e)

for greater certainty and notwithstanding Section 2.1(6), in no event shall the C$ Equivalent Principal Outstanding of the Swingline Lender’s Accommodations under the Credit Facility (including the entire Principal Outstanding by way of Swingline Advances) exceed the Swingline Lender’s Commitment; and

(f)

each Lender shall make Accommodations available to the Borrower through its relevant Lending Office.

(2)

Purposes.  The Credit Facility shall be used only for the following purposes:

(a)

in part to repay and cancel the Existing Facility and the Intercompany Debt; and

(b)

for general corporate purposes, including capital expenditures.

In the event that the Borrower wishes to utilize proceeds of one or more Accommodations under the Credit Facility to, or to provide funds to any subsidiary, Affiliate or other Person to, finance an offer to acquire (which shall include an offer to purchase securities, solicitation of an offer to sell securities, an acceptance of an offer to sell securities, whether or not the offer to sell was solicited, or any combination of the foregoing) outstanding securities of any Person (the “Target”) which constitutes a “take-over bid” pursuant to applicable corporate or securities legislation (in any case, a “Takeover Bid”) and if the Takeover Bid is, under Applicable Law, such as to require the board of directors or like body of the Target to prepare a directors circular or like document that includes either a recommendation to accept or to reject the Takeover Bid or a statement that they are unable to make or are not making a recommendation, then either:

(c)

prior to or concurrently with delivery to the Administrative Agent of any Accommodation Request, the proceeds of which are intended to be utilized as aforesaid, the Borrower shall provide to the Administrative Agent evidence satisfactory to the Administrative Agent (acting reasonably) that the board of directors or like body of the Target, or the holders of all of the securities of the Target, has or have approved, accepted, or recommended to security holders acceptance of, the Takeover Bid;

or:

(d)

the following steps shall be followed:

(i)

at least five Business Days prior to the delivery to the Administrative Agent of such Accommodation Request, the Borrower shall advise the Administrative Agent (who shall promptly advise each Lender) of the particulars of such Takeover Bid;

(ii)

within three Business Days of being so advised, each Lender shall notify the Administrative Agent of such Lender’s determination as to whether it is willing to fund under such Accommodation Request; provided that, in the event such Lender does not so notify the Administrative Agent within such three Business Day period, such Lender shall be deemed to have notified the Administrative Agent that it is not so willing to fund; and

(iii)

the Administrative Agent shall promptly notify the Borrower of each such Lender’s determination;

and in the event that any Lender (each, a “Declining Lender”) has notified or is deemed to have notified the Administrative Agent that it is not willing to fund under such Accommodation Request, then such Declining Lender shall have no obligation to fund under such Accommodation Request, notwithstanding any other provision of this agreement to the contrary; provided, however, that each other Lender (each, a “Financing Lender”) which has advised the Administrative Agent it is willing to fund under such Accommodation Request shall have an obligation, up to the amount of its unused Commitment under the Credit Facility, to fund under such Accommodation Request, and such funding shall be provided by each Financing Lender in accordance with the ratio, determined prior to the provision of such funding, that the Commitment of such Financing Lender bears to the aggregate the Commitments of all the Financing Lenders.

If Accommodations are provided in the manner contemplated by the foregoing paragraph and there are Declining Lenders, subsequent Accommodations under the Credit Facility shall be funded firstly by Declining Lenders having unused Commitments, and subsequent repayments under the Credit Facility shall be applied firstly to Financing Lenders, in each case until such time as the proportion that the amount of each Lender’s Principal Outstanding bears to the aggregate Principal Outstanding is equal to such proportion which would have been in effect but for the application of this Section 2.1(2).

For greater certainty, in no event shall a Declining Lender be obligated to purchase any participation in accordance with Section 12.1(2) to the extent that the shortfall in such Declining Lender’s share of outstanding Obligations under the Credit Facility is attributable to the operation of this Section 2.1(2).

(3)

Availability Period.  Subject to the terms and conditions herein set forth, Accommodations will be made available by way of multiple draws from time to time up to the Business Day immediately preceding the Maturity Date.

(4)

Minimum Amounts.  Subject to the Majority Lenders in any specific instance waiving such requirement, the following minimum amounts shall apply in respect of certain Borrowings and Drawings requested under each Accommodation Request (excluding Swingline Advances):

(a)

the aggregate of the Prime Rate Advances requested in any Borrowing shall be at least C$1 million and a whole multiple of C$500,000;

(b)

each Bankers’ Acceptance shall be in a Face Amount of at least C$100,000 and a whole multiple thereof;

(c)

the aggregate of the Face Amount of Bankers’ Acceptances requested in any Drawing shall be at least C$5 million and a whole multiple of C$1 million;

(d)

the aggregate of the Base Rate Advances requested in any Borrowing shall be at least US$1 million and a whole multiple of US$500,000; and

(e)

the aggregate of the LIBOR Advances requested in any Borrowing shall be at least US$5 million and a whole multiple of US$1 million.

(5)

Revolving Nature.  The Credit Facility is a so-called "revolving" facility and amounts may be repaid thereunder and subsequently made the subject of a further Accommodation (subject to compliance with the terms and conditions of this agreement).

(6)

Swingline Advances.

(a)

In the event that the Borrower has a requirement for a Prime Rate Advance or a Base Rate Advance in same day funds in an amount up to the Swingline Amount (or the Equivalent Amount in US Dollars) in the aggregate, the Borrower may (subject to satisfaction of applicable terms and conditions hereof) obtain such Advance (in this Section 2.1(6), a “Swingline Advance”) from the Swingline Lender alone.

(b)

Each Swingline Advance:

(i)

may be made on the same day’s telephone request made on or before 1:00 pm (Toronto time) on such day in the case of Swingline Advances denominated in Canadian Dollars, and 12:00 noon (Toronto time) on such day in the case of Swingline Advances denominated in US Dollars, by the Borrower providing to the Swingline Lender the same information as would be contained in a Borrowing Notice (which shall be deemed to have been so provided); or

(ii)

shall be made by the Swingline Lender, without notice from or to the Borrower, in respect of any overdraft in any one or more of the Borrower’s accounts with the Swingline Lender by deposit to such account of an amount at least equal to such overdraft.

(c)

The Borrower shall ensure that the aggregate C$ Equivalent Principal Outstanding of all Swingline Advances does not exceed the Swingline Amount at any time.

(d)

[intentionally deleted]

(e)

[intentionally deleted]

(f)

[intentionally deleted]

(g)

The Swingline Lender acknowledges that the standby and utilisation fees under Section 2.6(a) and (b) will be calculated on the basis of each Lender’s Commitment, excluding the Swingline Lender’s Commitment with respect to the Swingline Amount. Payment of such fees on the Swingline Lender’s Commitment with respect to the Swingline Amount will be made in a manner to be agreed between the Borrower and the Swingline Lender.

2.2

Amortization.

(1)

General.  The Principal Outstanding and all other Obligations under the Credit Facility will become due and payable in full on the Maturity Date.

(2)

Foreign Exchange Fluctuations.  If at any time the C$ Equivalent Principal Outstanding under the Credit Facility shall exceed 105% of the aggregate Commitments of the Lenders or if at any time the C$ Equivalent Principal Outstanding under the Credit Facility shall have exceeded for a 30 day period 103% of the aggregate Commitments of the Lenders, in either case solely by virtue of a change in the Equivalent Amount in Cdn. Dollars of Accommodations made in US Dollars, the Borrower shall forthwith following demand therefor by the Administrative Agent pay to the Administrative Agent such amount as is required to reduce such Principal Outstanding to such aggregate Commitments; provided that, for the purposes of the calculation of Principal Outstanding and Commitments under the foregoing provisions of this Section 2.2(2), there shall be deducted from each of Principal Outstanding and Commitments the Equivalent Amount in Canadian Dollars of such Principal Outstanding in US Dollars as shall enjoy the benefit of a Hedge Instrument which protects the Borrower against increases in the value of US Dollars as against Cdn. Dollars; provided further that, in the event that following repayment of all outstanding Prime Rate Advances and Base Rate Advances there remains an excess attributable to the outstanding principal amount under LIBOR Advances or the Face Amount of outstanding Bankers’ Acceptances or Letters of Credit, such excess amount shall be paid by the Borrower to the

Administrative Agent, and shall be held by the Administrative Agent (pending the expiry of subsisting Interest Periods, the maturity of Bankers’ Acceptances or the termination of Letters of Credit, as the case may be) in a trust account and invested in Cash Equivalents as determined by the Administrative Agent in its discretion (provided that, in making any such determination, the Administrative Agent shall consider, acting reasonably, any request of the Borrower as to the nature of such investments) and applied against the obligations of the Borrower in respect of such LIBOR Advances, Bankers’ Acceptances or Letters of Credit as they come due.

2.3

Voluntary Reductions. The Borrower shall have the right at any time and from time to time, without penalty or bonus, upon delivery of a Repayment/Cancellation Notice to the Administrative Agent on the Required Notice, to terminate the whole or reduce in part on a permanent basis the unused portion of the Commitments of the Lenders in respect of the Credit Facility (pro rata among such Lenders on the basis of their respective Commitments); provided that each partial reduction shall be in an aggregate minimum amount of C$5 million and multiples in excess thereof of C$1 million.

2.4

Payments.

(1)

Payment Account.  The Borrower shall make each payment to be made hereunder, following delivery of (where applicable) a Repayment/Cancellation Notice and on the Required Notice, not later than 2:00 p.m. (Toronto time) in the currency of the Accommodation or other Obligation in respect of which such payment is made (be it Canadian Dollars or US Dollars) on the day (subject to Section 2.4(2)) when due, in same day funds, by deposit of such funds to the Payment Account.

(2)

Business Day.  Subject to the next following sentence, whenever any payment hereunder is due on a day other than a Business Day, such payment shall be made on the next succeeding Business Day, and such extension of time shall in such case be included in the computation of interest or fees, as the case may be.  If any such extension would cause any payment of interest or fees on an Accommodation to be made in the next following calendar month, such payment shall be made on the last preceding Business Day.

(3)

Application.  Unless otherwise provided herein, all amounts received by the Administrative Agent on account of the Obligations shall be applied by the Administrative Agent as follows:

(a)

first, to fulfil the Borrower’s obligation to pay accrued and unpaid interest due and owing (including interest on overdue interest and on other amounts), excluding interest accruing on BA Equivalent Loans;

(b)

second, to fulfil the Borrower’s obligation to pay any fees which are due and owing to the Lenders hereunder (including those fees set forth in Section 2.6), and any Increased Costs and other unpaid costs, expenses and other amounts payable to the Administrative Agent and the Lenders in connection with any of the Credit Facility Documents;

(c)

third, to fulfil the Borrower’s obligation to pay interest accruing on BA Equivalent Loans and any amounts due and owing on account of Principal Outstanding under the Credit Facility (including in respect of the Face Amount of outstanding Bankers’ Acceptances and Letters of Credit); and

(d)

fourth, to the Borrower or as any court of competent jurisdiction may otherwise direct.

(4)

Pro Rata Basis.  All payments of principal, interest and fees herein set forth, unless otherwise expressly stipulated, shall be made for the account of, and distributed by the Administrative Agent to, the Lenders pro rata on the basis of their respective Commitments.

(5)

Netting. If on any date liquidated amounts (other than interest and fees) would be payable under this agreement in the same currency by the Borrower to certain Lenders and by such Lenders to the Borrower, then on such date, at the election of and upon notice from the Administrative Agent stating that netting is to apply to such payments, each such party’s obligations to make payment of any such amount will be automatically satisfied and discharged and, if the aggregate amount that would otherwise have been payable by the Borrower to such Lenders exceeds the aggregate amount that would otherwise have been payable by such Lenders to the Borrower or vice versa, such obligations shall be replaced by an obligation upon the Borrower or such Lenders by whom the larger aggregate amount would have been payable to pay to the other the excess of the larger aggregate amount over the smaller aggregate amount.

(6)

Payments Free of Set-off.  Except as set forth in Section 2.4(5), each payment made by the Borrower on account of the Obligations shall be made without set-off or counterclaim.

2.5

Computations.

(1)

Basis.  All computations of:

(a)

interest based on the Prime Rate and the Base Rate shall be made by the Administrative Agent on the basis of a year of 365 days or, in the case of a leap year, 366 days and the actual number of days (including the first day but excluding the last day) occurring in the period for which such interest is payable; and

(b)

interest based on LIBOR shall be made by the Administrative Agent on the basis of a year of 360 days and the actual number of days (including the first day but excluding the last day) occurring in the period for which such interest is payable.

Computations of fees under Sections 2.6(a) and (b), 4.6 and 5.8(1) and (2) shall be made by the Administrative Agent on the basis of a year of 365 days or, in the case of a leap year and only with respect to fees under Sections 2.6(a) and (b) and 5.8(1) and (2), 366 days and the actual number of days (including the first day but excluding the last day) occurring in the period for which such fees are payable.  Each determination by the Administrative Agent of an amount of interest, Discount Proceeds or fees payable by the Borrower hereunder shall be conclusive and binding for all purposes, absent demonstrated error.

(2)

Interest Act (Canada).  For purposes of disclosure pursuant to the Interest Act (Canada), the yearly rate of interest to which any rate of interest based on LIBOR is equivalent may be determined by multiplying the applicable rate by a fraction, the numerator of which is the number of days to the same calendar date in the next calendar year (or 365 days if the calculation is made as of February 29) and the denominator of which is 360.

2.6

Fees.  The Borrower shall pay to the Administrative Agent (or, in the circumstances contemplated by Section 2.1(6)(g), the Swingline Lender) the following fees, calculated as follows:

(a)

a standby fee (for the account of the Lenders pro rata on the basis of their respective Commitments under the Credit Facility) payable by the Borrower in Cdn. Dollars quarterly in arrears on the third Business Day of the first month following the end of each Financial Quarter, and on the Maturity Date, calculated from the Closing Date on a daily basis on the difference between the aggregate C$ Equivalent Principal Outstanding (converted for purposes of such calculation into the Equivalent Amount in Cdn. Dollars as at the last day of such Financial Quarter) under the Credit Facility and the aggregate Commitments, at the rate set forth in the definition of Applicable Margin;

(b)

a utilisation fee (for the account of the Lenders pro rata on the basis of their respective Commitments under the Credit Facility) payable by the Borrower in Cdn. Dollars quarterly in arrears on the third Business Day of the first month following the end of each Financial Quarter, and on the Maturity Date, calculated from the Closing Date on the aggregate C$ Equivalent Principal Outstanding (converted for purposes of such calculation into the Equivalent Amount in Cdn. Dollars as at the last day of such Financial Quarter) under the Credit Facility, at the rate of 5 bps per annum; such utilisation fee shall be calculated on a daily basis but only in respect of a day where the aggregate C$ Equivalent Principal Outstanding is equal to or exceeds 50% of the aggregate Commitments under the “Balance of the Credit Facility” as set forth in schedule 1 annexed hereto; and

(c)

the fees agreed with the Administrative Agent in an agreement of even date.

2.7

Interest on Overdue Amounts.  Except as otherwise provided in this agreement, each amount owed by the Borrower to a Lender which is not paid when due (whether at stated maturity, on demand, by acceleration or otherwise) shall bear interest (both before and after maturity, default and judgment), from the date on which such amount is due until such amount is paid in full, payable on demand, at a rate per annum equal at all times to the Base Rate (in the case of amounts denominated in US Dollars) or the Prime Rate (in the case of amounts denominated in Cdn. Dollars), in each case plus the Applicable Margin plus a further two percent (2%) per annum.

2.8

Account Debit Authorization.  The Borrower authorizes and directs each of the Administrative Agent and the Swingline Lender, in its respective discretion, to automatically debit, by mechanical, electronic or manual means, the bank accounts of the Borrower maintained with RBC (for so long as RBC is Administrative Agent hereunder) or TD Bank (for so long as TD Bank is Swingline Lender hereunder) and designated by the Borrower in writing for all amounts due and payable under this agreement on account of principal, interest and fees comprised in the Obligations.

2.9

Administrative Agent’s Discretion on Allocation.  In the event that it is not practicable to:

(a)

allocate an Accommodation pro rata in accordance with Section 3.2 or 4.1(2) by reason of the occurrence of circumstances described in Section 3.1 or 3.2 of the Provisions; or

(b)

allocate a Drawing among the Lenders in accordance with Section 4.1(2) by reason of the need to ensure that the aggregate amount of Bankers’ Acceptances required to be accepted hereunder complies with the minimum amounts or increments set forth in Section 2.1(4);

the Administrative Agent is authorized by the Borrower and each Lender to make such allocation as the Administrative Agent determines in its sole and unfettered discretion may be equitable in the circumstances, subject in all cases to Section 2.1. All fees in respect of any such Drawing, and fees payable under Section 2.6(a), shall be adjusted, as among the Lenders, by the Administrative Agent accordingly.

2.10

Funding.  Section 6 of the Provisions shall for all purposes of this agreement apply in the circumstances therein contemplated.

2.11

Rollover and Conversion.

(1)

General.  Subject to the terms and conditions of this agreement, the Borrower may from time to time request that any Drawing or type of Borrowing or any portion thereof be rolled over or converted in accordance with the provisions hereof.

(2)

Request.  Each request by the Borrower for a Rollover or Conversion shall be made by the delivery of a duly completed and executed Accommodation Request to the Administrative Agent with the Required Notice and the provisions of Articles 3 or 4 shall apply to each request for a Rollover or Conversion as if such request were a request thereunder for an Advance or a Drawing (as the case may be).

(3)

Effective Date.  Each Rollover or Conversion of a LIBOR Advance or Bankers’ Acceptance shall be made effective as of, in the case of a LIBOR Advance, the last day of the subsisting Interest Period and, in the case of a Bankers’ Acceptance, the maturity date applicable thereto.

(4)

Failure to Elect.  If the Borrower does not deliver an Accommodation Request at or before the time required by Section 2.11(2) and:

(a)

in the case of a Bankers’ Acceptance fails to give the Required Notice that it will pay to the Administrative Agent for the account of the applicable Lender the Face Amount thereof on the maturity date or if the Borrower gives such notice but fails to act in accordance with it, the Borrower shall be deemed to have requested a Conversion of the Face Amount thereof to a Prime Rate Advance and all of the provisions hereof relating to a Prime Rate Advance shall apply thereto; or

(b)

in the case of a LIBOR Advance, fails to give the Required Notice that it will pay to the Administrative Agent for the account of the applicable Lender the principal amount thereof at the end of the relevant Interest Period or if the Borrower gives such notice but fails to act in accordance with it, the Borrower shall be deemed to have requested a Rollover of such Advance to either a LIBOR Advance having an Interest Period of one month (and all of the provisions hereof applicable to LIBOR Advances shall apply thereto) (in the case of a failure to deliver an Accommodation Request and give the Required Notice) or a Base Rate Advance (in the case of a failure to act in accordance with a notice).

(5)

Continuing Obligation.  A Rollover or Conversion shall not constitute a repayment of the relevant Accommodation or a re-borrowing by the Borrower but shall result in a change in the basis of calculation of interest, discounts or fees (as the case may be) for, and/or currency of, such Accommodation.  However, where a Conversion takes place from a US Dollar Advance to a Canadian Dollar Advance, or vice versa, the same may be effected only by the Borrower repaying the entire Principal Outstanding under the existing Advance (together with all accrued and unpaid interest thereon), in the currency of such existing Advance, and receiving the proceeds of the new Advance in the currency of such new Advance.

(6)

Limit.  Notwithstanding any other provision of this agreement, at no time shall there be more than 20 separate maturity dates, in aggregate, for all LIBOR Advances and Bankers’ Acceptances outstanding under the Credit Facility.

ARTICLE 3
ADVANCES

3.1

Advances.

(1)

Commitment.  Each Lender agrees (on a several basis with the other Lenders, up to the amount of such Lender’s Commitment thereunder), on the terms and conditions herein set forth, from time to time on any Business Day, to make Advances under the Credit Facility prior to the cancellation or termination thereof.

(2)

Amounts.  The aggregate principal amount of each Borrowing shall comply with Section 2.1(4).

3.2

Making the Advances (except Swingline Advances).

(1)

Notice.  Each Borrowing shall be made on the Required Notice given not later than 1:00 p.m. (Toronto time) by the Borrower to the Administrative Agent, and the Administrative Agent shall give to each Lender prompt notice thereof and of such Lender’s rateable portion of each type of Borrowing to be made under the Borrowing.  Each such notice of a Borrowing shall be given by way of an Accommodation Request or by telephone (confirmed promptly in writing), with the same information as would be contained in an Accommodation Request, including the requested date of such Borrowing and the aggregate amount of each type of Borrowing comprising such Borrowing.

(2)

Lender Funding.  Each Lender shall, before noon (Toronto time) on the date of the requested Borrowing, deposit to the relevant Payment Account in same day funds such Lender’s rateable portion (subject to Section 2.9) of each type of Borrowing comprising such Borrowing (in Canadian Dollars, in the case of Prime Rate Advances, and in US Dollars, in the case of LIBOR Advances and Base Rate Advances).  Promptly upon receipt by the Administrative Agent of such funds and upon fulfilment of the applicable conditions set forth in Article 6, the Administrative Agent will make such funds available to the Borrower by debiting such account (or causing such account to be debited), and by crediting such account of the Borrower as shall be agreed with the Administrative Agent (or causing such account to be credited) with such Advances.

3.3

Interest on Advances.  The Borrower shall pay interest on the unpaid principal amount of each Advance at the following rates per annum:

(1)

Prime Rate Advances.  If and so long as such Advance is a Prime Rate Advance, at a rate per annum equal at all times to the sum of the Prime

Rate in effect from time to time plus the Applicable Margin, calculated on the daily principal amount outstanding under such Prime Rate Advance and payable in Cdn. Dollars in arrears:

(a)

monthly on the third Business Day of each month with respect to the previous calendar month (calculated as at the last day of such previous calendar month); and

(b)

when such Prime Rate Advance becomes due and payable in full.

(2)

Base Rate Advances.  If and so long as such Advance is a Base Rate Advance, at a rate per annum equal at all times to the sum of the Base Rate in effect from time to time plus the Applicable Margin, calculated on the daily principal amount outstanding under such Base Rate Advance and payable in US Dollars in arrears:

(a)

monthly on the third Business Day of each month with respect to the previous calendar month (calculated as at the last day of such previous calendar month); and

(b)

when such Base Rate Advance becomes due and payable in full.

(3)

LIBOR Advances.  If and so long as such Advance is a LIBOR Advance, at a rate per annum equal at all times during each Interest Period for such LIBOR Advance to the sum of LIBOR for such Interest Period plus the Applicable Margin, calculated on the daily principal amount outstanding under such LIBOR Advance and payable (as the case may be) in US Dollars:

(a)

at the end of each Interest Period (except where such Interest Period exceeds three months in duration, in which case such interest shall be payable on the dates falling every three months following the commencement of the Interest Period and, finally, at the end of such Interest Period); and

(b)

when such LIBOR Advance becomes due and payable in full or is converted to a Base Rate Advance.

ARTICLE 4
BANKERS’ ACCEPTANCES

4.1

Acceptances.

(1)

Commitment.  Subject to Section 4.11, each Lender agrees (on a several basis with the other Lenders, up to the amount of such Lender’s

Commitment), on the terms and conditions herein set forth, from time to time on any Business Day, to accept and purchase Bankers’ Acceptances under the Credit Facility prior to the cancellation or termination thereof.

(2)

Amounts.  Each Drawing shall be in an aggregate Face Amount not less than the minimum amount (or requisite multiple in excess thereof) set forth in Section 2.1(4) and shall consist of the creation by the Borrower of Bankers’ Acceptances on the same day, effected or arranged by the Lenders in accordance with Section 4.4, rateably according to their respective Commitments (subject to Section 2.9).

4.2

Drawdown Request.

(1)

Notice.  Each Drawing shall be made on the Required Notice given not later than 1:00 p.m. (Toronto time) by the Borrower to the Administrative Agent and the Administrative Agent shall give to each Lender prompt notice thereof (including the marketing Option as set forth in Section 4.5) and of such Lender’s rateable portion thereof.  Each such notice of a Drawing shall be given by way of an Accommodation Request or by telephone (confirmed promptly in writing) with the same information as would be contained in an Accommodation Request, including the requested Drawing Date, the Face Amounts of the Drawing and the  marketing Option as set forth in Section 4.5.

(2)

Maturity.  The Borrower shall not request in an Accommodation Request a term for Bankers’ Acceptances under the Credit Facility which would end on a date subsequent to the Maturity Date or that would conflict with any repayment stipulated herein.

4.3

Form of Bankers’ Acceptances.

(1)

Form.  Each Bankers’ Acceptance shall:

(a)

be in a Face Amount allowing for conformance with Section 2.1(4);

(b)

be dated the Drawing Date;

(c)

mature and be payable by the Borrower (in common with all other Bankers’ Acceptances created in connection with such Drawing) on a Business Day which occurs one, two, three or six months after the date thereof, subject to availability; and

(d)

be in a form satisfactory to the relevant Lender.

(2)

Grace.  Each Borrower hereby waives presentment for payment and any other defence to payment of any amounts due in respect of any Bankers’ Acceptance, and hereby renounces, and shall not claim, any days of grace for the payment of any Bankers’ Acceptance.

4.4

Completion of Bankers’ Acceptance.  Upon receipt of the notice from the Administrative Agent pursuant to Section 4.2(1), each Lender is thereupon authorized to execute Bankers’ Acceptances as the duly authorized attorney of the Borrower pursuant to Section 4.8, in accordance with the particulars provided by the Administrative Agent.

4.5

Bankers’ Acceptance Marketing.  In each Accommodation Request for a Drawing, the Borrower shall elect one of the marketing options (in this Article 4, each an "Option") described in this Section 4.5. The Borrower may elect to market Bankers' Acceptances as follows:

(1)

Option #1

(a)

On the relevant Drawing Date, the Borrower shall obtain quotations regarding the sale of the Bankers' Acceptances to be accepted by the Lenders and shall accept such of the offers as it deems appropriate, but in any event shall accept offers equal to the full amount of the Bankers’ Acceptances to be accepted by the Lenders in respect of the Drawing.

(b)

The Borrower shall provide the Administrative Agent with details regarding the sale of the Bankers' Acceptances described in (1)(a) above whereupon the Administrative Agent shall promptly notify the Lenders of:

(i)

the identity of the purchasers of such Bankers' Acceptances;

(ii)

the amounts being purchased by such purchasers;

(iii)

the discount rate transacted by the Borrower and such purchasers;

(iv)

the net cash proceeds realized from the purchase and sale of such Bankers' Acceptances; and

(v)

the stamping fees applicable to such Drawing as set forth in Section 4.6;

(including each Lenders' share thereof).

(2)

Option #2

(a)

On the relevant Drawing Date, the Borrower shall obtain quotations regarding the sale of the Bankers' Acceptances to be accepted by Lenders that are Schedule I Banks and shall accept such of the offers in respect of such Lenders' Bankers' Acceptances as it deems appropriate, but in any event shall accept offers equal to the full amount of the Bankers' Acceptances to be accepted by such Lenders in respect of the Drawing. The provisions of (1)(b) above (Option #1) shall apply in such circumstances, mutatis mutandis.

(b)

Each Lender that is not a Schedule I Bank shall purchase all Bankers' Acceptances accepted by it on the relevant Drawing Date at the Discount Rate.

(3)

Option #3

Each Lender shall purchase all Bankers' Acceptances accepted by it on the relevant Drawing Date at the Discount Rate.

Each Lender shall, for same day value on the Drawing Date specified by the Borrower in the applicable Accommodation Request, credit the relevant Payment Account (for the account of the Borrower) with (as applicable):

(x)

the applicable Discount Proceeds of the Bankers’ Acceptances purchased by that Lender; and

(y)

the net cash proceeds realized from the purchase of such Bankers' Acceptances by a Person that is not a Lender;

in each case less the stamping fee set forth in Section 4.6. Promptly upon receipt by the Administrative Agent of such funds and upon fulfilment of the applicable conditions set forth in Article 6, the Administrative Agent will make such funds available to the Borrower by debiting such account (or causing such account to be debited), and by crediting such account as shall be agreed with the Borrower (or causing such account to be credited) with such Discount Proceeds and net cash proceeds less such stamping fee.

Each Lender may at any time and from time to time purchase, hold, sell, rediscount or otherwise dispose of any Bankers’ Acceptance and no such dealing shall prejudice or impair the Borrower’s obligations under Section 4.7.

4.6

Stamping Fee.  The Borrower shall pay to the Administrative Agent in respect of each Drawing (for the account of the Lenders, pro rata on the basis of their respective Commitments, subject to Section 2.9) a stamping fee in Cdn. Dollars.  Such stamping fee shall be payable by the Borrower in full on the Drawing Date, and shall be calculated on the Face Amount of such Bankers’ Acceptances on the basis of the number of days in the term of such Bankers’ Acceptances (including the Drawing Date but excluding the maturity date) at a rate per annum equal to the applicable percentage set forth under "Bankers’ Acceptances" in the definition of Applicable Margin.

4.7

Payment at Maturity.  The Borrower shall pay to the Administrative Agent, and there shall become due and payable, on the maturity date for each Bankers’ Acceptance an amount in same day funds equal to the Face Amount of the Bankers’ Acceptance.  The Borrower shall make each payment hereunder in respect of Bankers’ Acceptances by deposit of the required funds to the relevant Payment Account.  Upon receipt of such payment, the Administrative Agent will promptly thereafter cause such payment to be distributed to the Lenders rateably (based on the proportion that the Face Amount of Bankers’ Acceptances accepted by a Lender maturing on the relevant date bears to the Face Amount of Bankers’ Acceptances accepted by all the Lenders maturing on such date).  Such payment to the Administrative Agent shall satisfy the Borrower’s obligations under a Bankers’ Acceptance to which it relates and the accepting institution shall thereafter be solely responsible for the payment of such Bankers’ Acceptance.

4.8

Power of Attorney Respecting Bankers’ Acceptances.  In order to facilitate issues of Bankers’ Acceptances pursuant to this agreement, the Borrower authorizes each Lender, and for this purpose appoints each Lender its lawful attorney (with full power of substitution), to complete, sign and endorse drafts issued in accordance with Section 4.4 on its behalf in handwritten or by facsimile or mechanical signature or otherwise and, once so completed, signed and endorsed, and following acceptance of them as Bankers’ Acceptance under this agreement, then purchase, discount or negotiate such Bankers’ Acceptances in accordance with the provisions of this Article 4. Drafts so completed, signed, endorsed and negotiated on behalf of the Borrower by any Lender shall bind the Borrower as fully and effectively as if so performed by an authorized officer of the Borrower.

4.9

Prepayments.  Except as required by Section 4.10, no payment of the Face Amount of a Bankers’ Acceptance shall be made by the Borrower to a Lender prior to the maturity date thereof. Any such required payment made before the applicable maturity date shall be held by the Administrative Agent in a cash collateral account and invested in Cash Equivalents as security to provide for or to secure payment of the Face Amount of such outstanding Bankers’ Acceptance upon maturity.  Any such required payment made before the applicable maturity date by the Borrower to the Administrative Agent, to the extent of the amount thereof, shall satisfy the Borrower’s obligations under the Bankers’ Acceptance to which it relates as to a like amount.  The accepting institution shall thereafter be solely responsible for the payment of the Bankers’ Acceptance and shall indemnify and hold the Borrower harmless against any liabilities, costs or expenses incurred by the Borrower as a result of any failure by such Lender to pay the Bankers’ Acceptance as to such like amount in accordance with its terms.

4.10

Default.  Upon the occurrence of an Event of Default and the Administrative Agent declaring the Obligations to be due and payable pursuant to Section 10.2, and notwithstanding the date of maturity of any outstanding Bankers’ Acceptances, an amount equal to the Face Amount of all outstanding Bankers’ Acceptances which the Lenders are required to honour shall thereupon forthwith become due and payable by the Borrower to the Administrative Agent.

4.11

Non-Acceptance Lenders.  The parties acknowledge that a Lender (a "Non-Acceptance Lender") may not be permitted by Applicable Law to, or may not by virtue of customary market practices, stamp or accept commercial drafts. A Non-Acceptance Lender shall, in lieu of accepting and purchasing Bankers’ Acceptances, make a BA Equivalent Loan.  The amount of each BA Equivalent Loan shall be equal to the Discount Proceeds which would be realized from a hypothetical sale of those Bankers’ Acceptances which that Non-Acceptance Lender would otherwise be required to accept and purchase as part of such Drawing.  To determine the amount of those Discount Proceeds, the hypothetical sale shall be deemed to take place at the Non-Acceptance Discount Rate for that BA Equivalent Loan.  Any BA Equivalent Loan shall be made on the relevant Drawing Date, and shall remain outstanding for the term of the relevant Bankers’ Acceptances.  For greater certainty, concurrently with the making of a BA Equivalent Loan, a Non-Acceptance Lender shall be entitled to deduct therefrom an amount equal to the stamping fee which that Lender would otherwise be entitled to receive pursuant to Section 4.6 as part of that BA Equivalent Loan if that BA Equivalent Loan was a Bankers’ Acceptance, based on the amount of principal and interest payable on the maturity date of that BA Equivalent Loan.  On the maturity date for the Bankers’ Acceptances required by the Borrower, the Borrower shall pay to each Non-Acceptance Lender the amount of such Lender’s BA Equivalent Loan plus interest on the principal amount of that BA Equivalent Loan calculated at the applicable Non-Acceptance Discount Rate (in effect the date such BA Equivalent Loan was made) from the date of acceptance to but excluding the maturity date of that BA Equivalent Loan.

ARTICLE 5
LETTERS OF CREDIT

5.1

Letters of Credit Commitment.  Each Lender agrees (on a several basis with the other Lenders up to the amount of such Lender’s Commitment), on the terms and conditions herein set forth, from time to time on any Business Day, to issue

Letters of Credit under the Credit Facility, for the account of the Borrower prior to the cancellation or termination thereof; provided that at no time shall the C$ Equivalent Principal Outstanding with respect to the Face Amount of outstanding Letters of Credit exceed collectively C$40 million.

Letters of Credit shall be issued by way of, as selected by the Borrower, either:

(a)

a Letter of Credit (in this Article 5, a “Fronted Letter of Credit”) issued by the Issuing Bank on behalf of the Lenders on a “fronting” basis as contemplated by Section 5.2; or

(b)

a Letter of Credit issued by the Administrative Agent in accordance with Section 5.3 (in this Article 5, a “POA Letter of Credit”).

Whenever the term “LC issuer” is used in this Article 5, such term shall refer to, as applicable, either the Issuing Bank with respect to a Fronted Letter of Credit or the Administrative Agent with respect to a POA Letter of Credit.

5.2

Fronted Letters of Credit.  In the event that a Fronted Letter of Credit shall be issued on behalf of the Lenders by the Issuing Bank:

(a)

the Principal Outstanding in respect of such Letter of Credit shall be considered to be allocated among the Lenders pro rata on the basis of their respective Commitments, and on the basis that each such Lender is liable to, and by entering into this agreement agrees to, indemnify and hold harmless the Issuing Bank in relation to the Issuing Bank’s liability as issuer of such Letter of Credit to the extent of the amount of such pro rata share of such liability;

(b)

for greater certainty and without limiting the generality of Section 12.1, the Principal Outstanding among the Lenders shall be adjusted in the circumstances and in the manner contemplated by Section 12.1 in order to reflect the Issuance by the Issuing Bank on behalf of such Lenders.

5.3

POA Letters of Credit.  The provisions of this Section 5.3 shall apply to POA Letters of Credit.

(1)

Issuance on behalf of Lenders.  Each POA Letter of Credit shall be issued by the Administrative Agent on behalf of all Lenders as a single multi-Lender Letter of Credit, but the obligation of each Lender thereunder shall be several, and not joint, based upon its pro rata share (on the basis of its Commitment) in effect on the date of issuance of such POA Letter of Credit, subject to any changes resulting from a change in such pro rata share after the date of issuance of the POA Letter of Credit that are effected in accordance with the terms of the POA Letter of Credit.  Each POA Letter of Credit shall include the provisions contained in, and shall be substantially in the form of, Schedule 9 annexed hereto, and shall otherwise be in a form satisfactory to the Administrative Agent.  Without the unanimous consent of the Lenders, no POA Letter of Credit shall be issued which varies the several and not joint nature of the liability of each Lender thereunder.

(2)

Administrative Agent as Agent and Attorney.  Each POA Letter of Credit shall be executed and delivered by the Administrative Agent in the name and on behalf of, and as attorney-in-fact for, each Lender party to such Letter of Credit.  The Administrative Agent shall act under each POA Letter of Credit as the agent of each Lender to:

(a)

receive documents presented by the Beneficiary under such POA Letter of Credit;

(b)

determine whether such documents are in compliance with the terms and conditions of such POA Letter of Credit; and

(c)

notify such Lender and the Borrower that a valid drawing has been made and the date that the related payment under such POA Letter of Credit is to be made; provided that the Administrative Agent (in such capacity) shall have no obligation or liability for any payment to be made under any POA Letter of Credit and each POA Letter of Credit shall expressly so provide.

(3)

Power of Attorney.  Each Lender hereby appoints and designates the Administrative Agent as its attorney-in-fact, acting through any duly authorized officer of the Administrative Agent, to execute and deliver each POA Letter of Credit to be issued by such Lender hereunder in the name and on behalf of such Lender.  Each Lender shall furnish to the Agent a power of attorney in the form of Schedule 10 annexed hereto, which may be presented as evidence of the Administrative Agent’s power to act but which shall not, as between the Lender and the Administrative Agent, vary the power of the Administrative Agent as established in this agreement.  In addition, promptly upon the request of the Administrative Agent, each Lender will furnish to the Administrative Agent such other evidence as any Beneficiary of any POA Letter of Credit may reasonably request in order to demonstrate that the Administrative Agent has the power to act as attorney-in-fact for such Lender to execute and deliver such POA Letter of Credit.  The Borrower and the Lenders agree that each POA Letter of Credit shall provide that all documents presented thereunder shall be delivered to the Administrative Agent and that all payments thereunder shall be made by the Lenders obligated thereon through the Administrative Agent.  Each Lender shall be severally liable under each POA Letter of Credit in proportion to its pro rata share (on the basis of its Commitment) on the date of issuance of such POA Letter of Credit and each POA Letter of Credit shall specify each Lender’s share of the amount payable thereunder.

(4)

Documents and Payment Demands.  The Borrower and each Lender hereby authorize the Administrative Agent to review on behalf of each Lender each document presented under each POA Letter of Credit.  The determination of the Administrative Agent as to the conformity of any documents presented under a POA Letter of Credit to the requirements of such POA Letter of Credit shall be conclusive and binding on the Borrower and each Lender; provided that the Administrative Agent acts in accordance with the standards of reasonable care specified in the Uniform Customs.  The Administrative Agent shall, within a reasonable time following its receipt thereof, examine all documents purporting to represent a demand for payment under any POA Letter of Credit.  The Administrative Agent shall promptly after such examination:

(a)

notify each of the Lenders obligated under such POA Letter of Credit and the Borrower by telephone (confirmed in writing) of such demand for payment and of each Lender’s share of such payment;

(b)

deliver to each Lender and the Borrower a copy of each document purporting to represent a demand for payment under such POA Letter of Credit; and

(c)

notify each Lender and the Borrower whether the demand for payment was properly made under such POA Letter of Credit.

(5)

Drawings.  With respect to any drawing determined by the Administrative Agent to have been properly made under a POA Letter of Credit, each Lender will  make a payment under the POA Letter of Credit in accordance with its liability under the POA Letter of Credit and this agreement.  The payment shall be made to the Payment Account or such other account as the Administrative Agent designates by notice to the Lenders.  The Administrative Agent will promptly make any such payment available to the Beneficiary of such POA Letter of Credit.  Promptly following any payment by any Lender in respect of any POA Letter of Credit, the Administrative Agent will notify the Borrower of such payment, but any failure to give or delay in giving such notice shall not relieve the Borrower of its obligation to reimburse the Lenders with respect to any such payment.  The responsibility of the Administrative Agent and the Lenders in connection with any document presented for payment under any POA Letter of Credit shall, in addition to any payment obligation expressly provided in such POA Letter of Credit, be limited to determining that the documents delivered under such Letter of Credit in connection with such presentment are in conformity with such POA Letter of Credit.  The Administrative Agent shall not be required to make any payment under a POA Letter of Credit in excess of the amount received by it from the Lenders for such payment.

(6)

Reimbursement by Borrower.  The Borrower shall pay to the Administrative Agent (for the account of the Lenders) the amount paid to a Beneficiary upon a drawing under a POA Letter of Credit (in this Section 5.3(6), the “drawn amount”) on the date of such drawing.  The Administrative Agent, on behalf of the Lenders, shall be entitled to receive interest on the drawn amount at the rate applicable to Prime Rate Advances (if the drawn amount was in Canadian Dollars) or the rate applicable to Base Rate Advances (if the drawn amount was in US Dollars) for the period from and including the date the drawn amount was paid to a Beneficiary pursuant to the drawing to but excluding the date on which such payment (including interest) is made to Administrative Agent.

(7)

Notice regarding Potential Automatic Renewal.  Without limiting the other provisions of this agreement, if a Default or an Event of Default has then occurred and is continuing, the Administrative Agent shall notify the Lenders 30 days before any applicable deadline for notifying the Beneficiary of a POA Letter of Credit that it will not be renewed, in order to avoid automatic renewal in accordance with the terms of the POA Letter of Credit.

5.4

Notice of Issuance.

(1)

Notice.  Each Issuance shall be made on the Required Notice, given in the form of an Accommodation Request not later than 1:00 p.m. (Toronto time) by the Borrower to the Administrative Agent.  The Administrative Agent shall give prompt notice to the Lenders of their rateable share of such Issuance.

(2)

Other Documents. In addition, the Borrower shall execute and deliver the LC Issuer’s customary form of letter of credit indemnity agreement; provided that, if there is any inconsistency between the terms of this agreement and the terms of such customary form of indemnity agreement, the terms of this agreement shall prevail.

5.5

Form of Letter of Credit.  Each Letter of Credit to be issued hereunder shall:

(a)

be dated the Issue Date;

(b)

have an expiration date on a Business Day which occurs no more than 365 days after the Issue Date (provided that Letters of Credit may have a term in excess of 365 Days if the LC Issuer shall agree); and

(c)

comply with the definition of Letter of Credit and shall otherwise be satisfactory in form and substance to the LC Issuer.

Except to the extent otherwise expressly provided herein or in another Credit Facility Document, the Uniform Customs or, as the case may be, ISP98 shall apply to and govern each Letter of Credit.

5.6

Procedure for Issuance of Letters of Credit.

(1)

Issue.  On the Issue Date, the LC Issuer will complete and issue one or more Letters of Credit in favour of the Beneficiary as specified by the Borrower in its Accommodation Request.

(2)

Time for Honour.  No Letter of Credit shall require payment against a conforming draft to be made thereunder on the same Business Day upon which such draft is presented, if such presentation is made after 11:00 a.m. (Toronto time) on such Business Day.

(3)

Text.  Prior to the Issue Date, the Borrower shall specify a precise description of the documents and the verbatim text of any certificate to be presented by the Beneficiary prior to payment under the Letter of Credit.  The LC Issuer may require changes in any such documents or certificate, acting reasonably.

(4)

Conformity.  In determining whether to pay under a Letter of Credit, the  LC Issuer shall be responsible only to determine that the documents and certificates required to be delivered under such Letter of Credit have been delivered and that they comply on their face with the requirements of such Letter of Credit.

5.7

Payment of Amounts Drawn Under Letters of Credit.  In the event of any request for a drawing under any Letter of Credit, the LC Issuer may notify the Borrower (with a copy of the notice to the Administrative Agent) on or before the date on which it intends to honour such drawing.  The Borrower (whether or not such notice is given) shall reimburse the LC Issuer on demand by the LC Issuer, in the relevant currency, an amount, in same day funds, equal to the amount of such drawing.

Unless the Borrower notifies the LC Issuer and the Administrative Agent, prior to 1:00 p.m. (Toronto time) on the second Business Day following receipt by the Borrower of the notice from the LC Issuer referred to in the preceding paragraph, that the Borrower intends to reimburse the LC Issuer for the amount of such drawing with funds other than the proceeds of Advances:

(a)

the Borrower shall be deemed to have given an Accommodation Request to the Administrative Agent requesting the relevant Lenders to make a Prime Rate Advance on the third Business Day following the date on which such notice is provided by the LC Issuer to the Borrower in an amount equal to the amount of such drawing; and

(b)

subject to the terms and conditions of this agreement (including those set forth in Article 6), the Lenders shall, on the next Business Day following the date of such drawing, make such Advance in accordance with Article 3 and the Administrative Agent shall apply the proceeds thereof to the reimbursement of the LC Issuer for the amount of such drawing.

5.8

Fees.

(1)

Issue Fee. The Borrower shall on the fifth Business Day following the end of each Financial Quarter and on the termination of each Letter of Credit pay to the Administrative Agent in relation to each such Letter of Credit for the account of the Lenders a fee in respect of each Letter of Credit outstanding during any portion of such Financial Quarter equal to that specified under "Issuance fee" in the definition of "Applicable Margin" multiplied by an amount equal to the undrawn portion of the Face Amount of each such Letter of Credit, such fee to be payable in the currency of issue and determined for a period equal to the number of days during such Financial Quarter that each such Letter of Credit was outstanding.

(2)

Fronting Fee.  In addition, the Borrower shall on the fifth Business Day following the end of each Financial Quarter and on the Maturity Date pay to the Administrative Agent for the account of the Issuing Bank a fronting fee in respect of each Fronted Letter of Credit issued by the Issuing Bank and outstanding during any portion of such Financial Quarter equal to 15 basis points per annum multiplied by an amount equal to the undrawn portion of the Face Amount of each such Fronted Letter of Credit, such fee to be determined for a period equal to the number of days during such Financial Quarter that each such Fronted Letter of Credit was outstanding.

(3)

Administrative Fee. The Borrower shall pay to the LC Issuer, upon the issuance, amendment or transfer of each Letter of Credit, the LC Issuer’s standard documentary and administrative charges for issuing, amending or transferring standby or commercial letters of credit or letters of guarantee of a similar amount, term and risk.

5.9

Obligations Absolute.  The obligation of the Borrower to reimburse the LC Issuer for drawings made under any Letter of Credit shall be unconditional and irrevocable and shall be fulfilled strictly in accordance with the terms of this agreement under all circumstances, including:

(a)

any lack of validity or enforceability of any Letter of Credit;

(b)

the existence of any claim, set-off, defence or other right which the Borrower may have at any time against a Beneficiary or any transferee of any Letter of Credit (or any Persons for whom any such transferee may be acting), the LC Issuer, any Lender or any other Person, whether in connection with this agreement, the Credit Facility Documents, the Terasen Funding Agreement, the transactions contemplated herein and therein or any unrelated transaction (including any underlying transaction between the Borrower or an Affiliate and the Beneficiary of such Letter of Credit);

(c)

any draft, demand, certificate or other document presented under any Letter of Credit proving to be forged, fraudulent or invalid in any respect or any statement therein being untrue or inaccurate in any respect;

(d)

payment by the LC Issuer under any Letter of Credit against presentation of a demand, draft or certificate or other document which does not comply with the terms of such Letter of Credit (provided that such payment does not breach the standards of reasonable care specified in the Uniform Customs or disentitle the LC Issuer to reimbursement under ISP98, in each case as stated on its face to be applicable to the respective Letter of Credit); or

(e)

the fact that a Default or an Event of Default shall have occurred and be continuing.

5.10

Indemnification; Nature of Lenders’ Duties.

(1)

Indemnity.  In addition to amounts payable as elsewhere provided in this Article 5, the Borrower hereby agrees to protect, indemnify, pay and save each Lender and their respective directors, officers, employees, agents and representatives harmless from and against any and all claims, demands, liabilities, damages, losses, costs, charges and expenses (including legal fees and expenses) which the indemnitee may incur or be subject to as a consequence, direct or indirect, of:

(a)

the issuance of any Letter of Credit, other than as a result of the breach of the standards of reasonable care specified in the Uniform Customs or where the LC Issuer would not be entitled to the foregoing indemnification under ISP98, in each case as stated on its face to be applicable to such Letter of Credit; or

(b)

the failure of the indemnitee to honour a drawing under any Letter of Credit as a result of any act or omission, whether rightful or wrongful, of any present or future de jure or de facto Official Body (all such acts or omissions called in this Section 5.10, "Government Acts").

(2)

Risk.  As between the Borrower, on the one hand, and the Lenders, on the other hand, the Borrower assumes all risks of the acts and omissions of, or misuse of the Letters of Credit issued hereunder by, the respective Beneficiaries of such Letters of Credit and, without limitation of the foregoing, neither the LC Issuer nor any Lender shall be responsible for:

(a)

the form, validity, accuracy, genuineness or legal effect of any document submitted by any party in connection with the application for and issuance of such Letters of Credit, even if it should in fact prove to be in any or all respects invalid, inaccurate, fraudulent or forged;

(b)

the invalidity or insufficiency of any instrument transferring or assigning or purporting to transfer or assign any such Letter of Credit or the rights or benefits thereunder or proceeds thereof, in whole or in part, which may prove to be invalid or ineffective for any reason;

(c)

errors, omissions, interruptions or delays in transmission or delivery of any messages, by fax, electronic transmission, mail, cable, telegraph, telex or otherwise, whether or not they are in cipher;

(d)

errors in interpretation of technical terms;

(e)

any loss or delay in the transmission or otherwise of any document required in order to make a drawing under any such Letter of Credit or of the proceeds thereof;

(f)

the misapplication by the Beneficiary of any such Letter of Credit of the proceeds of any drawing under such Letter of Credit; and

(g)

any consequences arising from causes beyond the control of any Lender, including any Government Acts.

None of the above shall affect, impair or prevent the vesting of any of the Lenders’ rights or powers hereunder.  No action taken or omitted by any Lender under or in connection with any Letter of Credit issued by it or the related certificates, if taken or omitted in good faith, shall put any Lender under any resulting liability to the Borrower (provided that the LC Issuer acts in accordance with the standards of reasonable care specified in the Uniform Customs and otherwise as may be required under ISP98, in each case as stated on its face to be applicable to the respective Letter of Credit).

5.11

Default, Maturity, etc.  Upon the earlier of the Maturity Date and the Administrative Agent declaring the Obligations to be due and payable pursuant to Section 10.2, and notwithstanding the expiration date of any outstanding Letters of Credit, an amount equal to the Face Amount of all outstanding Letters of Credit, and all accrued and unpaid fees owing by the Borrower in respect of the Issuance of such Letters of Credit pursuant to Section 5.8, if any, shall thereupon forthwith become due and payable by the Borrower to the Administrative Agent and, except for any amount payable in respect of unpaid fees as aforesaid, such amount shall be held in a trust account by the Administrative Agent and invested in Cash Equivalents and applied against amounts payable under such Letters of Credit in respect of any drawing thereunder.

The Borrower shall pay to the Administrative Agent the aforesaid amount in respect of both any Letter of Credit outstanding hereunder and any Letter of Credit which is the subject matter of any order, judgment, injunction or other such determination (in this Section 5.11, a "Judicial Order") restricting payment by the LC Issuer under and in accordance with such Letter of Credit or extending the LC Issuer’s liability under such Letter of Credit beyond the expiration date stated therein.  Payment in respect of each such Letter of Credit shall be due in the currency in which such Letter of Credit is stated to be payable.

Subject to Section 2.4(5), the Administrative Agent shall with respect to each such Letter of Credit, upon the later of:

(a)

the date on which any final and non-appealable order, judgment or other such determination has been rendered or issued either terminating the applicable Judicial Order or permanently enjoining the LC Issuer from paying under such Letter of Credit; and

(b)

the earlier of:

(i)

the date on which either the original counterpart of the Letter of Credit is delivered to the Administrative Agent for cancellation or the LC Issuer is released by the Beneficiary from any further obligations in respect thereof; and

(ii)

the expiry (to the extent permitted by any Applicable Law) of such Letter of Credit;

pay to the Borrower an amount equal to the difference between the amount paid to the Administrative Agent by the Borrower pursuant to this Section 5.11 and the aggregate amount paid by the LC Issuer under such Letter of Credit.

ARTICLE 6
CLOSING CONDITIONS

6.1

Closing Conditions to Initial Availability.  The Borrower shall not be entitled to an Accommodation under the Credit Facility unless the conditions precedent set forth in this Section 6.1 have been satisfied, fulfilled or otherwise met to the satisfaction of the Lenders on the Closing Date.

(1)

Documents.  The Credit Facility Documents (other than Bankers’ Acceptances and Letters of Credit yet to be issued) and the Terasen Funding Agreement shall have been executed and delivered to the Administrative Agent.

(2)

Constating Documents.  The Administrative Agent shall have received certified copies of the constating documents of the Borrower.

(3)

Resolutions.  The Administrative Agent shall have received certified copies of resolutions of the board of directors (or, where applicable, executive, audit or other relevant committee thereof) of the Borrower authorizing the execution and delivery of each Credit Facility Document to which it is a party and the Terasen Funding Agreement, and of the board of directors of Terasen authorizing the execution and delivery of the Terasen Funding Agreement.

(4)

Incumbency.  The Administrative Agent shall have received a certificate of the secretary or an assistant secretary of the Borrower certifying the names and the true signatures of the officers authorized to sign the Credit Facility Documents to which it is a party and the Terasen Funding Agreement.  The Administrative Agent shall have received a certificate of the secretary or an assistant secretary of Terasen certifying the names and the true signatures of the officers authorized to sign the Terasen Funding Agreement.

(5)

Good Standing.  The Administrative Agent shall have received a certificate of good standing in respect of the Borrower from the British Columbia Registrar of Companies.

(6)

Representations and Warranties.  All of the representations and warranties of the Borrower contained herein or in any other Credit Facility Document, or of Terasen in the Terasen Funding Agreement, shall be true and correct in all material respects on and as of the Closing Date as though made on and as of such date and the Administrative Agent shall have received a certificate of a Senior Officer or of an officer of Terasen, respectively, so certifying to the Lenders.

(7)

No Default.  No Default or Event of Default shall have occurred and be continuing, and the Administrative Agent shall have received a certificate of a Senior Officer so certifying to the Lenders.

(8)

Financial Statements.  The Administrative Agent shall have received the most recent annual audited financial statements of the Borrower, together with a Compliance Certificate as at September 30, 2005 confirming compliance with Section 8.3 on a pro forma basis consistent with the definition of Interest Expense.

(9)

Material Agreements.  The Administrative Agent shall have received copies of the Material Agreements, certified to be true and complete by a Senior Officer.

(10)

Fees.  The Administrative Agent and the Lenders shall have received payment of all fees and all reimbursable expenses then due.

(11)

Ratings.  The Administrative Agent shall have received confirmation of the Rating or Ratings issued as of the Closing Date (and the relevant rating report).

(12)

Opinions.  The Administrative Agent shall have received an opinion of counsel to the Borrower and Terasen substantially in the form of schedule 7 annexed hereto and shall have received the favourable opinion of

Lenders’ Counsel in form and substance satisfactory to the Administrative Agent with respect to the matters covered by the aforementioned opinion and such other matters as the Administrative Agent shall reasonably request.

(13)

Existing Facilities.  All commitments under the Existing Credit Facility shall have been terminated or shall concurrently be terminated.

(14)

Security. All Liens other than Permitted Liens shall have been discharged or, in the case of Liens securing obligations under the Existing Facility, satisfactory arrangements for the discharge of such Liens following repayment of the Existing Facility shall have been made.

(15)

Other.  The Administrative Agent shall have received such supporting and other certificates and documentation as the Lenders may reasonably request.

6.2

General Conditions for Accommodations.  The Borrower shall not be entitled to any Accommodations (other than by Conversion or Rollover) after the Closing Date unless and until the conditions precedent set forth in this Section 6.2 have been satisfied, fulfilled or otherwise met to the satisfaction of the Lenders.

(1)

Documents.  The Credit Facility Documents (other than Bankers’ Acceptances and Letters of Credit yet to be issued) and the Terasen Funding Agreement shall have been executed and delivered to the Administrative Agent.

(2)

Representations and Warranties.  All of the representations and warranties contained herein or in any other Credit Facility Document shall be true and correct in all material respects on and as of such date as though made on and as of such date (unless expressly stated to be made as of the Closing Date or some other specified date) and (except in the case of Swingline Advances) a Senior Financial Officer shall so certify to the Lenders in the applicable Accommodation Request.

(3)

No Default.  No Default or Event of Default shall have occurred and be continuing and (except in the case of Swingline Advances) the Administrative Agent shall have received a certificate of a Senior Financial Officer so certifying to the Lenders.

(4)

Fees.  The Administrative Agent and the Lenders shall have received payment of all fees and all reimbursable expenses then due.

(5)

Other.  The Lenders shall have received such supporting and other certificates and documentation as the Lenders may reasonably request.

6.3

Conversions and Rollovers.  The obligation of the Lenders to make any Accommodation by Conversion or Rollover under the Credit Facility shall be subject to the condition precedent that no Default or Event of Default shall have occurred and be continuing, and (except in the case of Swingline Advances) a Senior Financial Officer shall so certify to the Lenders in the applicable Accommodation Request.

6.4

Deemed Representation.  Each of the giving of any Accommodation Request and the acceptance or use by the Borrower of the proceeds of any Accommodation shall be deemed to constitute a representation and warranty by the Borrower that, on the date of such Accommodation Request and on the date of any Accommodation being provided and after giving effect thereto, the applicable conditions precedent set forth in this Article 6 shall have been satisfied, fulfilled or otherwise met.

6.5

Conditions Solely for the Benefit of the Lenders.  All conditions precedent to the entitlement of the Borrower to any Accommodations hereunder are solely for the benefit of the Lenders, and no other Person shall have standing to require satisfaction or fulfilment of any condition precedent or that it be otherwise met and no other Person shall be deemed to be a beneficiary of any such condition, any and all of which may be freely waived in whole or in part by the Lenders at any time the Lenders deem it advisable to do so in their sole discretion.

6.6

No Waiver.  The making of any Accommodations without one or more of the conditions precedent set forth in this Article 6 having been satisfied, fulfilled or otherwise met shall not constitute a waiver by the Lenders of any such condition, and the Lenders reserve the right to require that each such condition be satisfied, fulfilled or otherwise met prior to the making of any subsequent Accommodations.

ARTICLE 7
REPRESENTATIONS AND WARRANTIES

The Borrower (i) represents and warrants to the Lenders as set forth in this Article 7, (ii) acknowledges that the Lenders are relying thereon in entering into this agreement and providing Accommodations from time to time, (iii) agrees that no investigation at any time made by or on behalf of the Lenders shall diminish in any respect whatsoever their right to rely thereon, and (iv) agrees that all representations and warranties shall be valid and effective as of the date when given or deemed to have been given and to such extent shall survive the execution and delivery of this agreement and the provision of Accommodations from time to time.

7.1

Existence.  The Borrower has been duly incorporated and is a validly existing corporation under the laws of Canada or a province of Canada and is duly licensed or qualified and authorized to do business in the Province of British Columbia and is in good standing with respect to all required corporate and similar filings.

7.2

Capacity.  The Borrower has full corporate right, power and authority to enter into, and perform its obligations under, each Credit Facility Document to which it is or will be a party and the Terasen Funding Agreement, and the Borrower has full corporate power and authority to own and operate its Properties and to carry on its business as now conducted.

7.3

Authority.  The execution and delivery by the Borrower of the Credit Facility Documents to which it is or will be a party and the Terasen Funding Agreement and the consummation by the Borrower of the transactions contemplated hereby and thereby have been duly authorized by the directors of the Borrower.

7.4

Authorization, Governmental Approvals, etc.  Neither the nature of the Borrower or its business or Property, nor any circumstance in connection with the entering into and performance of the Credit Facility Documents to which it is or will be a party and the Terasen Funding Agreement, is such as to require any Governmental Approval that has not yet been obtained on the part of the Borrower in connection with the execution, delivery and performance of such Credit Facility Documents or the Terasen Funding Agreement, except for any such Governmental Approvals that, if applied individually or in the aggregate, do not have and would not reasonably be expected to have a Material Adverse Effect.

7.5

Enforceability.  This agreement has been duly executed and delivered by the Borrower and constitutes, and each other Credit Facility Document to which it is or will be a party and each other document hereby or thereby contemplated when executed by it will constitute, valid and binding obligations of the Borrower enforceable against the Borrower in accordance with their respective terms, subject to such customary qualifications as shall be set forth in the opinion of counsel to the Borrower delivered pursuant to Section 6.1(12).

7.6

No Breach.  The entering into and compliance by the Borrower with all of the provisions of the Credit Facility Documents to which it is or will be a party and the Terasen Funding Agreement are legal, do not violate any provisions of any Requirement of Law and do not result in any breach of any of the provisions of, or constitute a default under, or result in the creation of any Lien on any Property of the Borrower under the provisions of, any Charter Document of the Borrower or any agreement or instrument (including the Material Agreements) to which the Borrower is a party or by which it or its Property may be bound.

7.7

Subsidiaries.  As at the Closing Date, the Borrower:

(a)

is a wholly-owned subsidiary of Terasen; and

(b)

has no subsidiaries.

7.8

Immunity, etc.  The Borrower is subject to the relevant commercial law of the Province of British Columbia and the law of Canada which is applicable therein and is generally subject to suit and it is not immune nor does any of its Property or revenues enjoy any right of immunity from any judicial proceedings, including attachment prior to judgment, attachment in aid of execution, execution of judgment or otherwise, except that, in respect of payments of Royalty Revenue and Interruptible Incentive under the VINGPA, the remedies of injunction and specific performance are not available against the Province of British Columbia by virtue of the Crown Proceeding Act (British Columbia), nor may enforcement proceedings by way of execution or attachment, or other process of that nature, be taken against the Province of British Columbia.

7.9

Litigation.  At the Closing Date, there are no actions, suits, claims or proceedings pending or (to its knowledge) threatened against the Borrower at law or in equity or before or by any Governmental Authority which have a reasonable likelihood of being determined adversely and which, individually or in the aggregate, if adversely determined have or would reasonably be expected to have a Material Adverse Effect.

7.10

Books and Records.  The Borrower maintains books, records and accounts in reasonable detail which accurately and fairly reflect its transactions and business affairs and permit preparation of financial statements in accordance with GAAP.

7.11

Compliance.  Except as otherwise disclosed in writing to the Lenders prior to the Closing Date, as at the Closing Date:

(a)

no Default or Event of Default has occurred and is continuing; and

(b)

the Borrower is not in default with respect to any Requirement of Law to the extent that the sanctions, consequences and penalties resulting from such defaults, if applied individually or in the aggregate, have or would reasonably be expected to have a Material Adverse Effect;

(c)

the Borrower:

(i)

is not in violation of, nor has any liability under, any Environmental Law applicable to the Borrower;

(ii)

is not aware of the presence, release or disposal of any hazardous substances at any of its prior or currently owned, leased or operated Property;

(iii)

is not subject to any litigation, investigation, order or proceeding in connection with hazardous substances or Environmental Laws; and

(iv)

is not subject to any environmental, health or safety condition;

which, for any of the foregoing, individually or in the aggregate, has or would reasonably be expected to have a Material Adverse Effect;

(d)

the Borrower has obtained all Governmental Approvals which are necessary to carry on its business as now being conducted and each such Governmental Approval is in full force and effect, has not been surrendered, forfeited or become void or voidable, and there are no defaults under any Governmental Approval of the Borrower to the extent that failure to obtain such Governmental Approval or the sanctions, consequences and penalties resulting from such defaults, if applied individually or in the aggregate, have or would reasonably be expected to have a Material Adverse Effect; and

(e)

the Borrower is not in default, nor is there in existence an event or condition which, with the giving of notice, the passage of time, the making of any determination or any combination of the foregoing would be a default, under:

(i)

any Indebtedness;

(ii)

any Material Agreement; or

(iii)

any other agreement or instrument to which it is a party or by which it or its Property may be bound;

which defaults, if applied individually or in the aggregate, have or would reasonably be expected to have a Material Adverse Effect.

7.12

Latest Annual Financial Statements.  The audited financial statements of the Borrower as of and for the year ended December 31, 2004, copies of which have been delivered to the Administrative Agent, were prepared in accordance with GAAP as at the date of such financial statements and as at the Closing Date present fairly, as at the date of such financial statements, the financial position of the Borrower.

7.13

Ibid.  Each financial statement of the Borrower delivered in connection with the Credit Facility has been prepared in accordance with GAAP as at the date thereof (subject, in the case of quarterly statements, to the absence of notes and to year end audit adjustments) and fairly presents the financial condition of the Borrower as of and for the period ended on the date of the financial statement.

7.14

Contingent Liabilities.  The Borrower has no material contingent liabilities other than Guarantees, letters of credit and other obligations entered into in the normal course of business.

7.15

Franchises, etc.  Except for Governmental Approvals and Material Agreements, the Borrower has all other franchises, permits, approvals, validations, licences and other like interests, rights and authorities necessary to carry on its business as now being conducted and as proposed to be conducted, and there are no defaults under any of such franchises, permits, approvals, validations, licenses or other interests, rights or authorities to the extent that the failure to have or obtain any such franchise, permit, approval, validation, license or other authority or the sanctions, consequences and penalties from such defaults, if applied individually or in the aggregate, have or would reasonably be expected to have a Material Adverse Effect.

7.16

Ownership of Property.  The Borrower maintains all Property (including easements, rights of way and other real property rights) necessary to carry on its business in all material respects as now being conducted.

7.17

Intellectual Property.  The Borrower owns or possesses all patents, trademarks, service marks, trade names, copyrights, licenses and rights with respect to the foregoing necessary for the conduct of its business, without any known conflict with the rights of others which, if determined against the Borrower, if applied individually or in the aggregate, have or would reasonably be expected to have a Material Adverse Effect.

7.18

Title.  The Borrower has good title to all real property which it purports to own in fee simple and to all personal property which it purports to own in like manner, free from all Liens except for Permitted Liens, except where the failure to have such good title, if applied individually or in the aggregate, does not have and would not reasonably be expected to have a Material Adverse Effect.

7.19

Leases.  The Borrower enjoys peaceful and undisturbed possession under all material leasehold and similar interests under which the Borrower is a lessee or is operating, and all of such leases are valid and subsisting and the Borrower is not in default with respect to any leases save for defaults which, if applied individually or in the aggregate, do not have and would not reasonably be expected to have a Material Adverse Effect.

7.20

Material Agreements.  Each Material Agreement is in full force and effect, unamended save with respect to amendments which have been delivered to the Administrative Agent on or before the Closing Date or notified to the Administrative Agent in accordance with the Credit Facility Documents. The Borrower has neither waived any of its rights under any Material Agreement nor released any party from its obligations with respect thereto, except in accordance with the Credit Facility Documents. Neither the Borrower nor, to the best of its knowledge, any other party is in default under the terms of any Material Agreement, except for defaults which, individually or in the aggregate, do not have and would not reasonably be expected to have a Material Adverse Effect.

7.21

Taxes.  Except for circumstances which, individually or in the aggregate, do not have and would not reasonably be expected to have a Material Adverse Effect:

(a)

all tax returns required to be filed by the Borrower in any jurisdiction have been filed;

(b)

all taxes, assessments, fees and other governmental charges upon the Borrower or upon any of its Property, which are due and payable, have been paid on a timely basis or within appropriate extension periods or are being contested in good faith by appropriate proceedings (and in respect of which adequate provision has been made on its books);

(c)

the Borrower has collected, deducted, withheld and remitted to the proper taxing authorities when due all taxes, workers compensation assessments, employment insurance assessments, fees and other similar amounts required to be collected, deducted, withheld and remitted; and

(d)

the Borrower does not know of any proposed additional tax assessments against it for which adequate provision has not been made on its books which have a reasonable likelihood of being adversely determined.

7.22

Material Adverse Effect.  Since September 30, 2005 and up to the Closing Date, there has been no event or condition that constitutes or would reasonably be expected to constitute a Material Adverse Effect.

7.23

Pari Passu.  The payment Obligations of the Borrower under this agreement and each other Credit Facility Document to which it is a party rank at least pari passu in right of payment with all of its other unsecured and unsubordinated indebtedness, other than any such indebtedness which is preferred by mandatory provisions of Applicable Law.

7.24

Information.  All information supplied to the Lenders by the Borrower on or before the Closing Date is, with respect to factual matters, true and correct in all material respects and is, with respect to projections, forecasts and other matters being the subject of opinion, believed on reasonable grounds to be true and correct in all material respects and, to the extent based upon assumptions, such assumptions are believed to be reasonable in the circumstances.

ARTICLE 8
COVENANTS

8.1

Affirmative Covenants.  Until the Obligations are paid and satisfied in full and this agreement has been terminated, and in addition to any other covenants herein set forth, the Borrower covenants as set forth in this Section 8.1.

(1)

Maintain Existence.  The Borrower shall maintain and preserve its corporate existence and right to carry on business and use reasonable commercial efforts to maintain, preserve, renew and extend all rights, powers, privileges and franchises necessary to the proper conduct of its business as now being conducted.

(2)

Compliance with Laws, etc.  The Borrower shall comply with all Requirements of Law (including for greater certainty all Environmental Laws) relating to its business where failure to comply, individually or in the aggregate, has or would reasonably be expected to have a Material Adverse Effect.

(3)

Payment of Taxes and Claims.  The Borrower shall pay and discharge when due:

(a)

all taxes, assessments and governmental charges or levies imposed upon it, its income or its Property ; and

(b)

all lawful claims which, if unpaid, might become a Lien upon its Property;

provided that the Borrower shall not be required to pay any such tax, assessment, charge, levy or claim, the payment of which is being contested in good faith and by proper proceedings that will stay the forfeiture or sale of any Property and with respect to which adequate reserves are maintained.

(4)

Governmental Approvals.  The Borrower shall obtain (to the extent not in existence on the date hereof) all Governmental Approvals necessary for the operation of its business as presently conducted and comply in all material respects with the covenants, terms and conditions set out in such Governmental Approvals, unless failure to so obtain or non-compliance, individually or in the aggregate, does not have and would not reasonably be expected to have a Material Adverse Effect.

(5)

Material Agreements.  The Borrower will comply in all material respects with the covenants, terms and conditions set out in the Material Agreements, save where such failure to comply, individually or in the aggregate when considered with all other such failures, does not have and would not reasonably be expected to have a Material Adverse Effect.

(6)

Insurance.  Subject to reasonable commercial efforts having regard to market conditions, the Borrower shall maintain with reputable insurers, insurance with respect to its properties and business against such liabilities, casualties, risks and contingencies and in such amounts as are customary for companies engaged in the same or similar businesses and, at the written request of the Administrative Agent, will provide evidence thereof to the Administrative Agent.

(7)

Keeping of Books.  The Borrower shall keep at all times proper books of record and account in which full, true and correct entries shall be made of all dealings or transactions of or in relation to the business and affairs of the Borrower in accordance with GAAP.

(8)

Conduct of Business.  The Borrower shall carry on and conduct its business in accordance with sound business practices and shall maintain its material assets in reasonable repair and working order.

(9)

Pay Obligations to Lenders.  The Borrower shall duly and punctually pay or cause to be paid to the Administrative Agent for the account of each Lender all principal, interest, stamping fees for Bankers’ Acceptances, standby fees and other fees and amounts payable by it hereunder on the dates, at the places and in the moneys and manner set forth herein.

(10)

Use of Proceeds.  It will use the proceeds of all Accommodations made available to it only for the purposes set forth in Section 2.1(2).

(11)

Financial and Other Reporting. The Borrower will deliver to the Administrative Agent the following:

(a)

no later than 60 days after the end of each of the first three Financial Quarters, financial statements for that Financial Quarter on an unaudited basis;

(b)

no later than 120 days after the end of each Financial Year, financial statements for that Financial Year on an audited basis;

(c)

with each of the financial statements in (a) and (b) above, a Compliance Certificate signed by a Senior Financial Officer; and

(d)

such other information as the Administrative Agent shall from time to time reasonably request.

(12)

Notice of Certain Events. The Borrower will notify the Administrative Agent in writing of the following:

(a)

as soon as practicable upon the occurrence thereof, any Default or Event of Default;

(b)

promptly, any decision (for whatever reason) by a Rating Agency to cease providing a Rating, any change in a Rating by either Rating Agency, or any new such Rating;

(c)

as soon as practicable after the Borrower obtains knowledge thereof, notice of any action, suit, claim or proceeding pending or (to its knowledge) threatened against the Borrower at law or in equity or before or by any Governmental Authority which has a reasonable likelihood of being determined adversely and which, if adversely determined, would reasonably be expected to have a Material Adverse Effect;

(d)

as soon as practicable after the Borrower obtains knowledge thereof, notice of any ruling from the BCUC which has or would reasonably be expected to have a Material Adverse Effect;

(e)

from time to time the names of those officers of the Borrower who have been duly authorized to sign Bankers' Acceptances, notes, instruments, agreements and certificates hereunder; and

(f)

promptly after the Borrower obtains knowledge thereof, written notice of any proposed amendment to, or other material dealing with or development concerning, the Special Direction, save where such amendment, dealing or development does not have and would not reasonably be expected to have a Material Adverse Effect.

(13)

Notices re: Material Agreements.  The Borrower shall provide to the Administrative Agent:

(a)

within 60 days after the end of each Financial Quarter, copies of all amendments to Material Agreements during such Financial Quarter;

(b)

promptly after same has been received, any written notice received by the Borrower regarding an alleged default by the Borrower under any Material Agreement, save where the allegation of such default does not have a reasonable likelihood of being sustained or, if sustained, individually or in the aggregate when considered with all other such defaults, does not have and would not reasonably be expected to have a Material Adverse Effect;

(c)

as soon as practicable, written notice of any default by the Borrower under any Material Agreement, save where such default, individually or in the aggregate when considered with all other such defaults, does not have and would not reasonably be expected to have a Material Adverse Effect; and

(d)

promptly after the Borrower obtains knowledge thereof, written notice of any default by any other party to a Material Agreement, save where such default, individually or in the aggregate when considered with all other such defaults, does not have and would not reasonably be expected to have a Material Adverse Effect.

(14)

Environmental Indemnity.  The Borrower will forthwith on demand fully indemnify, defend and save the Administrative Agent, the Lenders and their Affiliates and their respective shareholders, directors, officers, employees, advisors, consultants, counsel and agents (each, an “Indemnified Party”) harmless from and against any and all losses and expenses (including interest and, to the extent permitted by applicable law, penalties, fines and monetary sanctions actually incurred) which an Indemnified Party suffers or incurs as a result of or otherwise in respect of any environmental claim or liability of any kind which arises out of the execution, delivery or performance of, or the enforcement or exercise of any right under, any Credit Facility Document, including any claim in nuisance, negligence, strict liability or other cause of action arising out of a discharge of a Contaminant into the environment and any fines or orders of any kind that may be levied or made pursuant to an Environmental Law, in each case relating to or otherwise arising out of any of the assets or business of the Borrower whether or not any Indemnified Party is in charge, management or control of all or any part thereof.

The foregoing indemnity shall not apply in favour of an Indemnified Party in respect of losses and expenses arising as a result of the gross negligence or wilful misconduct of such Indemnified Party or any Person acting for or on behalf of such Indemnified Party or in respect of losses and expenses arising as a result of the operation of any of the assets or business of the Borrower by an Indemnified Party in a manner that is not at least substantially as environmentally sound as would be the case if operated in accordance with general industry practice or to the standard that the Borrower operated such assets or business.

The provisions of this Section 8.1(14) shall survive the termination of this agreement and the repayment of all Obligations.

(15)

Environmental Compliance Orders.  Upon receipt, the Borrower will notify the Administrative Agent and make available for inspection and review on a confidential basis by representatives of the Lenders, copies of all written orders, directions, claims or complaints by a Governmental Authority:

(a)

relating to the environmental condition of the Borrower’s assets, or

(b)

relating to non-compliance with any Environmental Law;

where failure to comply with or resolve such orders, claims or complaints has or would be reasonably expected to have a Material Adverse Effect.

(16)

Further Assurances.  It will at its cost and expense, upon request of the Administrative Agent, duly execute and deliver, or cause to be duly executed and delivered, to the Administrative Agent such further instruments and do and cause to be done such further acts as may be necessary or proper in the reasonable opinion of the Administrative Agent to carry out more effectually the provisions and purposes of this agreement and the other Credit Facility Documents.

8.2

Negative Covenants.  Until the Obligations are paid and satisfied in full and this agreement has been terminated, and in addition to any other covenants herein set forth, the Borrower covenants and agrees that it will not take any of the actions set forth in this Section 8.2 or permit or suffer same to occur without the prior written consent of the Majority Lenders pursuant to Section 12.2.

(1)

Liens.  The Borrower will not create, incur,  assume or otherwise become liable for or permit to exist any Lien on any of its Property other than Permitted Liens.

(2)

Merger, etc.  Except for Permitted Mergers, the Borrower will not merge, consolidate or amalgamate with or into, or sell, convey, transfer, lease or otherwise dispose of (in one transaction or a series of transactions and other than by way of Permitted Liens) all or substantially all of its assets to, any other Person.

(3)

Business.  The Borrower will not change the nature of its principal business from that of the ownership and operation of a regulated natural gas transmission and distribution utility and regulated and unregulated business activities related thereto.

(4)

Dispositions.  Except for sales in the normal course of business, the Borrower shall not dispose of any Property except to an arm's length purchaser at fair market value, or to a non-arm's length purchaser on terms no less favourable to the Borrower than would be the case in an arm’s length transaction, and in any event shall not dispose of any Property where such disposition constitutes or would reasonably be expected to constitute a Material Adverse Effect.

(5)

Distributions.  The Borrower shall not take any of the following actions (each, a “Distribution”):

(a)

pay any dividends on its outstanding shares (except for stock dividends);

(b)

reduce its capital; or

(c)

make any payments on account of its obligations under any Class A Instruments or Class B Instruments (except for the issuance of additional Class A Instruments or Class B Instruments);

provided that, once in each Financial Quarter in the case of (a) and (b) and once annually in the case of (c), a Distribution may be made where the following conditions apply (and the Borrower shall deliver to the Lenders a certificate signed by a Senior Financial Officer certifying that):

(d)

immediately after such Distribution, the Leverage Ratio would comply with Section 8.3; and

(e)

both immediately before and immediately after such Distribution there shall be no Default or Event of Default that has occurred and is continuing;

provided further that, in the event that the conditions set forth in (d) and (e) above are satisfied, payments on account of Subordinated Debt may be made without restriction as to frequency.

(6)

Material Agreements.  The Borrower will not:

(a)

waive or release any right under any Material Agreement, save where such waiver or release, individually or in the aggregate when considered with all other such waivers and releases, does not have and would not reasonably be expected to have a Material Adverse Effect; or

(b)

amend any Material Agreement in an adverse manner, save where such amendment, individually or in the aggregate when considered with all other such amendments, does not have and would not reasonably be expected to have a Material Adverse Effect.

(7)

Hedges.  The Borrower shall not enter into any Hedge Instruments for speculative purposes.

(8)

Payment of Junior Obligations. The Borrower shall not make payments on account of the Junior Obligations (as defined in the Terasen Funding Agreement) if to do so would be contrary to the terms of the Terasen Funding Agreement.

8.3

Financial Covenants.  As at each Calculation Date:

(a)

the Leverage Ratio shall not exceed 0.7 to 1; and

(b)

the Coverage Ratio shall be at least 2.0 to 1.

8.4

Administrative Agent May Perform Covenants.  If the Borrower shall fail to perform or observe any covenant on its part contained herein or in any other Credit Facility Document, the Administrative Agent may, in its sole discretion acting reasonably, and shall upon the instructions of the Majority Lenders, in either case subject to it having been indemnified to its satisfaction, perform (or cause to be performed), any of the said covenants capable of being performed by the Administrative Agent and, if any such covenant requires the payment or expenditure of money, the Administrative Agent may make such payment or expenditures with its own funds or with money borrowed for that purpose (but the Administrative Agent shall be under no obligation to do so); provided that the Administrative Agent shall first have provided written notice of its intention to the Borrower and a reasonable opportunity (not to exceed 20 days, or such longer period as the Lenders shall approve) to cure the failure.  All amounts paid by the Administrative Agent pursuant to this Section 8.4 shall be repaid by the

Borrower to the Administrative Agent on demand therefor, and shall form part of the Obligations.  No payment or performance under this Section 8.4 shall relieve the Borrower from any Event of Default.

ARTICLE 9
CHANGES IN CIRCUMSTANCES

9.1

Provisions to Apply. Section 3 of the Provisions shall for all purposes of this agreement apply in the circumstances therein contemplated.

9.2

Indemnification re Matching Funds.  The Borrower shall promptly pay to each Lender any amounts required to compensate such Lender for any breakage or similar cost, loss, cost of redeploying funds or other cost or expense suffered or incurred by such Lender  as a result of:

(a)

any payment being made by the Borrower in respect of a LIBOR Advance or a Bankers’ Acceptance (due to acceleration hereunder or a mandatory repayment or prepayment of principal or for any other reason) on a day other than the last day of an Interest Period or the maturity date applicable thereto; provided that, where the event giving rise to such payment is a mandatory repayment or prepayment, the Borrower may at its option instead deposit the amount of the repayment or prepayment to a trust account pending expiry of the existing Interest Period or (as the case may be) maturity of outstanding Bankers Acceptances, and the monies in such trust account shall be invested in Cash Equivalents and applied by the Administrative Agent to the required repayment or prepayment on the expiry of such Interest Period or maturity of such Bankers Acceptance;

(b)

the Borrower’s failure to give Notice in the manner and at the times required hereunder; or

(c)

the failure of the Borrower to fulfil or honour, before the date specified for any Accommodation, the applicable conditions set forth in Article 6 or to accept an Accommodation after delivery of an Accommodation Request in the manner and at the time specified in such Accommodation Request.

A certificate of such Lender submitted to the Borrower (with a copy to the Administrative Agent) as to the amount necessary to so compensate such Lender shall be conclusive evidence, absent demonstrated error, of the amount due from the Borrower to such Lender.

ARTICLE 10
EVENTS OF DEFAULT

10.1

Events of Default.  Each of the events set forth in this Section 10.1 shall constitute an "Event of Default".

(1)

Payment.  The Borrower shall fail:

(a)

to pay the principal amount of any Advance or BA Equivalent Loan when the same becomes due and payable;

(b)

to reimburse any Lender in respect of any Bankers’ Acceptance or Letter of Credit, or pay the Face Amount thereof, when required hereunder; or

(c)

to pay any interest or fees hereunder when the same becomes due and payable;

and, in the case of (a) or (b), such failure shall remain unremedied for a period of one Business Day after notice from the Administrative Agent to the Borrower or, in the case of (c), such failure shall remain unremedied for a period of three Business Days after notice from the Administrative Agent to the Borrower.

(2)

Representations and Warranties Incorrect.  Any of the representations or warranties made or deemed to have been made by the Borrower in any Credit Facility Document, or by Terasen in the Terasen Funding Agreement, shall prove to be or have been incorrect in any material respect when made or deemed to have been made, and the Borrower or Terasen, as the case may be, fails to cure such incorrect representation or warranty within 30 days of receiving notice from the Administrative Agent in connection therewith.

(3)

Failure to Perform Certain Covenants.  The Borrower shall fail to perform or observe any covenant contained in any Credit Facility Document on its part to be performed or observed or otherwise applicable to it; provided that, if such failure is capable of being remedied, no Event of Default shall have occurred as a result thereof unless and until such failure shall have remained unremedied for 30 days after the earlier of (i) written notice thereof given to the Borrower by the Administrative Agent, and (ii) such time as the Borrower is aware of same.

(4)

Indebtedness.  Either:

(a)

the Borrower fails to pay the principal of any Indebtedness (excluding the obligations under the Credit Facility) which is outstanding in an aggregate principal amount exceeding $10 million (or the Equivalent Amount in any other currency) when such amount becomes due and payable (whether by scheduled maturity, required prepayment, acceleration, demand or otherwise) beyond any applicable grace period; or

(b)

any other event occurs or condition exists (including a failure to pay the premium or interest on such Indebtedness) and continues after the applicable grace period, if any, specified in any agreement or instrument relating to any such Indebtedness which is outstanding in an aggregate principal amount exceeding $10 million (or the Equivalent Amount in any other currency) without waiver of such failure by the holder of such Indebtedness on or before the expiration of such period, as a result of which such holder accelerates such Indebtedness.

(5)

Judgment.  Any judgment or order for the payment of money in excess of $10,000,000 (or the Equivalent Amount in any other currency) is rendered against the Borrower and remains unsatisfied or unstayed for more than 30 Business Days.

(6)

Bankruptcy, etc.  The Borrower does not pay its debts generally as they become due or admits its inability to pay its debts generally  as they become due or makes a general assignment for the benefit of creditors or commits any other act of bankruptcy (within the meaning of the Bankruptcy and Insolvency Act (Canada) or equivalent or analogous law of any foreign jurisdiction) or any proceedings are instituted by or against the Borrower seeking to adjudicate it a bankrupt or declare it insolvent or seeking administration, liquidation, winding-up, reorganization, compromise, arrangement, adjustment, protection, relief or composition of it or with respect to its debts, whether by voluntary arrangement, scheme of arrangement or otherwise, under any Applicable Law relating to bankruptcy, insolvency or reorganization or relief with respect to debtors or other similar matters, or seeking the appointment of a receiver, manager, administrator, administrative receiver, receiver and manager, trustee, custodian or other similar official for it or for any substantial part of its Property, or the Borrower takes corporate action to authorize any of the actions set forth in this Section 10.1(6) (excluding proceedings against the Borrower being contested by the Borrower in good faith by appropriate proceedings so long as enforcement sought in such proceedings remains stayed, none of the relief sought is granted (either on an interim or permanent basis), and such proceedings are dismissed, stayed or withdrawn within 30 Business Days of the Borrower receiving notice of the institution thereof).

(7)

Execution.  Any one or more Persons shall take possession of any Property of the Borrower or any one or more seizures, executions, garnishments, sequestrations, distresses, attachments or other equivalent processes are issued or levied against any Property of the Borrower, in each case in relation to claims in the aggregate in excess of $10,000,000 (or the Equivalent Amount in another currency), and such Property is not released within 30 Business Days or such shorter period as would permit such Property to be sold, foreclosed upon or forfeited thereunder.

(8)

Carry on Business.  The Borrower shall cease or threaten to cease to carry on its business or shall dispose or threaten to dispose of all or substantially all of its assets whether by one transaction or a series of transactions, except as permitted hereunder.

(9)

VINGPA.  Terasen (or a successor owner of the Borrower as permitted by Section 10.1(12)(b) below) is in default of any of its funding obligations under the VINGPA, or any other obligation which would entitle the Province of British Columbia to suspend Royalty Revenue payments under the VINGPA.

(10)

Terasen Funding Agreement. Terasen (or a successor owner of the Borrower as permitted by Section 10.1(12)(b) below) is in default under the Terasen Funding Agreement.

(11)

Credit Facility Documents.  Any Credit Facility Document shall (except in accordance with its terms), in whole or in material part, terminate, cease to be effective or cease to be the legally valid, binding and enforceable obligation of the Borrower, or the Borrower shall, directly or indirectly, contest in any manner such effectiveness, validity, binding nature or enforceability; or the Terasen Funding Agreement shall (except in accordance with its terms), in whole or in material part, terminate, cease to be effective or cease to be the legally valid, binding and enforceable obligation of Terasen, or Terasen shall, directly or indirectly, contest in any manner such effectiveness, validity, binding nature or enforceability.

(12)

Control Event.  At any time while the VINGPA is in effect, the Borrower (except as a result of a Permitted Merger) shall cease to be a wholly-owned direct or indirect subsidiary of either:

(a)

Terasen; or

(b)

another Person:

(i)

whose public unsecured debt had, at the time of acquisition from Terasen, a Rating at least as high as Terasen’s public unsecured debt at such time; and

(ii)

who, at the time of acquisition from Terasen, was directly or indirectly engaged in the utility or other infrastructure business.

10.2

Effect.

(1)

General.  Upon the occurrence and continuance of an Event of Default, except as provided in Section 10.2(2), the Administrative Agent:

(a)

shall, at the request of the Majority Lenders, by notice to the Borrower cancel all obligations of the Lenders in respect of the Commitments (whereupon no further Accommodations may be made and any Accommodation Request given with respect to an Accommodation occurring on or after the date of such notice or request shall cease to have effect); and

(b)

shall, at the request of the Majority Lenders, by notice to the Borrower declare the Obligations to be forthwith due and payable, without presentment, demand, protest or further notice of any kind, all of which are hereby expressly waived by the Borrower.

(2)

Specific Defaults. If any Event of Default specified in Section 10.1(6) shall occur with respect to the Borrower, then all obligations of the Lenders in respect of the Commitments shall be automatically cancelled and the Obligations shall be forthwith due and payable, all as if the request and notice specified in each of Sections 10.2(1)(a) and 10.2(1)(b) had been received and given by the Administrative Agent.

(3)

Enforcement.  Upon the occurrence of an Event of Default and acceleration of the Obligations, the Administrative Agent may, and shall at the request of the Majority Lenders, commence such legal action or proceedings as it may deem expedient, all without any additional notice, presentation, demand, protest, notice of dishonour, or any other action, notice of all of which the Borrower hereby expressly waives to the extent permitted by Applicable Law.  The rights and remedies of the Administrative Agent and the Lenders hereunder and under the other Credit Facility Documents  and the Terasen Funding Agreement are cumulative and are in addition to and not in substitution for any other rights or remedies provided by Applicable Law; provided that nothing herein contained shall permit any

Lender to take any steps which, pursuant to this agreement, may only be undertaken by or with the consent of all Lenders or the Majority Lenders.

10.3

Right of Set-Off.  Section 4 of the Provisions shall for all purposes of this agreement apply in the circumstances therein contemplated.

10.4

Currency Conversion After Acceleration.  At any time following the occurrence of an Event of Default and the acceleration of the Obligations, each Lender shall be entitled to convert, with two Business Days’ prior notice to the Borrower, its unpaid and outstanding US Dollar Advances, or any of them, to Prime Rate Advances.  Any such conversion shall be calculated so that the resulting Prime Rate Advances shall be the Equivalent Amount in Cdn. Dollars on the date of conversion of the amount of US Dollars so converted.  Any accrued and unpaid interest denominated in US Dollars at the time of any such conversion shall be similarly converted to Cdn. Dollars, and such Prime Rate Advances and accrued and unpaid interest thereon shall thereafter bear interest in accordance with Article 3.

ARTICLE 11
THE ADMINISTRATIVE AGENT AND THE LENDERS

11.1

Provisions to Apply.  Section 7 of the Provisions shall for all purposes of this agreement apply in the circumstances therein contemplated.

ARTICLE 12
MISCELLANEOUS

12.1

Sharing of Payments; Records.

(1)

Adjustments; Issuing Bank.  Upon the occurrence of an Event of Default, adjustments shall be made among the Lenders as set forth in this Section 12.1(1).

(a)

The Lenders shall make such adjusting payments amongst themselves in the manner contemplated by Section 12.1(2) as may be required to ensure their respective participations in outstanding Advances under the Credit Facility reflect their respective Commitments under the Credit Facility on the basis of the column entitled “Total Credit Facility” in schedule 1 annexed hereto.

If a Letter of Credit is drawn upon which results in a payment by the Issuing Bank thereunder (in this Section 12.1(1), an "LC Payment"), the Issuing Bank will promptly request the Administrative Agent on behalf of the Borrower (and for this purpose the Issuing Bank is irrevocably authorized by the

Borrower to do so) for a Borrowing by way of a Prime Rate Advance from the Lenders pursuant to Article 3 to reimburse the Issuing Bank for such LC Payment.  The Lenders are irrevocably directed by the Borrower to make any Prime Rate Advance if so requested by the Issuing Bank and pay the proceeds thereof directly to the Administrative Agent for the account of the Issuing Bank.  Each Lender unconditionally agrees to pay to the Administrative Agent for the account of the Issuing Bank such Lender’s rateable portion of each Advance requested by the Issuing Bank on behalf of the Borrower to repay LC Payments made by the Issuing Bank.

(b)

Except as provided in Section 12.1(1)(d), the obligations of each Lender under Section 12.1(1)(a) are unconditional, shall not be subject to any qualification or exception whatsoever and shall be performed in accordance with the terms and conditions of this agreement under all circumstances including:

(i)

any lack of validity or enforceability of the Borrower’s obligations under Section 2.1(6);

(ii)

the occurrence of any Default or Event of Default or the exercise of any rights by the Administrative Agent under Section 10.2; and

(iii)

the absence of any demand for payment being made, any proof of claim being filed, any proceeding being commenced or any judgment being obtained by a Lender or the Issuing Bank against the Borrower.

(c)

If a Lender (a "Defaulting Lender") fails to make payment on the due date therefor of any amount due from it for the account of another Lender or the Issuing Bank pursuant to Section 12.1(1)(a) (the balance thereof for the time being unpaid being referred to in this Section 12.1(1)(c) as an "overdue amount") then, until such other Lender or the Issuing Bank has received payment of that amount (plus interest as provided below) in full (and without in any way limiting the rights of such other Lender or the Issuing Bank in respect of such failure):

(i)

such other Lender or the Issuing Bank shall be entitled to receive any payment which the Defaulting Lender would otherwise have been entitled to receive in respect of the

Credit Facility or otherwise in respect of any Credit Facility Document or the Terasen Funding Agreement; and

(ii)

the overdue amount shall bear interest payable by the Defaulting Lender to such other Lender or the Issuing Bank at the rate payable by the Borrower in respect of the Obligations which gave rise to such overdue amount.

(d)

If for any reason an Advance may not be made pursuant to Section 12.1(1)(a) to reimburse the Issuing Bank as contemplated thereby, then promptly upon receipt of notification of such fact from the Administrative Agent, each relevant Lender shall deliver to the Administrative Agent for the account of the Issuing Bank in immediately available funds the purchase price for such Lender’s participation interest in the relevant unreimbursed LC Payments (including interest then accrued thereon and unpaid by the Borrower).  Without duplication, each Lender shall, upon demand by the Issuing Bank made to the Administrative Agent, deliver to the Administrative Agent for the account of the Issuing Bank interest on such Lender’s rateable portion from the date of payment by the Issuing Bank of such unreimbursed LC Payments until the date of delivery of such funds to the Issuing Bank by such Lender at a rate per annum equal to the one month CDOR (if reimbursement is to be made in Canadian Dollars) for such period.  Such payment shall only, however, be made by the Lenders in the event and to the extent the Issuing Bank has not been reimbursed in full by the Borrower for interest on the amount of such unreimbursed LC Payments.

(e)

The Issuing Bank shall, forthwith upon its receipt of any reimbursement (in whole or in part) by the Borrower for any unreimbursed LC Payments in relation to which other Lenders have purchased a participation interest pursuant to Section 12.1(1)(d), or of any other amount from the Borrower or any other Person in respect of such payment (other than pursuant to Section 2.1(6)), transfer to such other Lender such other Lender’s rateable share of such reimbursement or other amount.  In the event that any receipt by the Issuing Bank of any reimbursement or other amount is found to have been a transfer in fraud of creditors or a preferential payment under any applicable insolvency legislation or is otherwise required to be returned, such Lender shall promptly return to the Issuing Bank any portion thereof previously transferred to it by the Issuing Bank, without interest to the extent that interest is not payable by the Issuing Bank in connection therewith.

(2)

Sharing.  If:

(a)

any Lender shall obtain any payment (whether voluntary, involuntary, through the exercise of any right of set-off pursuant to Section 10.3 or at law or equity, or otherwise) on account of any Accommodation made by it (other than Increased Costs paid to it) in excess of its rateable share of payments on account of such Accommodation; or

(b)

(without regard to outstanding Increased Costs) any Lender shall at the time of acceleration of the Obligations have outstanding Obligations which are less than its rateable share of all outstanding Obligations;

then such Lender shall forthwith purchase from the other Lenders such participations in the Accommodations made by such other Lenders as shall be necessary to cause such purchasing Lender to share the excess payment or be owed the outstanding Obligations rateably with such other Lenders.

In the case of paragraph (a) of this Section 12.1(2), if all or any portion of such excess payment is thereafter recovered from such purchasing Lender, such purchase from each other Lender shall be rescinded and each Lender shall repay to the purchasing Lender the purchase price to the extent of such recovery together with an amount equal to such other Lender’s rateable share (according to the proportion that the amount such other Lender’s required repayment bears to the total amount so recovered from the purchasing Lender) of any interest or other amount paid or payable by the purchasing Lender in respect of the total amount so recovered.

Any Lender purchasing a participation from another Lender pursuant to this Section 12.1 may, to the fullest extent permitted by Applicable Law, exercise all its rights of payment (including the right of set-off) with respect to such participation as fully as if such Lender were a direct creditor of the Borrower in the amount of such participation.

(3)

Records.  The Principal Outstanding and C$ Equivalent Principal Outstanding under the Credit Facility, the unpaid interest accrued thereon, the interest rate or rates applicable to any unpaid principal amounts, the duration of such application, the date of acceptance or issue, Face Amount and maturity of all Bankers’ Acceptances and Letters of

Credit and the Commitments shall at all times be ascertained from the records of the Administrative Agent, which shall be conclusive absent demonstrated error.

12.2

Amendments, etc.

(1)

Amendments - General.  Subject to Section 12.2(2), no amendment or waiver of any provision of this agreement or of any other Credit Facility Document or the Terasen Funding Agreement, nor any consent to any departure by the Borrower or any Affiliate herefrom or therefrom, shall in any event be effective unless the same shall be in writing and signed by the Majority Lenders (or by the Administrative Agent on their authorization), and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

(2)

Amendments - Unanimous.  No instrument shall, unless in writing and signed by all the Lenders (or by the Administrative Agent on their authorization):

(a)

waive any of the conditions specified in Article 6;

(b)

increase the Commitment of any Lender or subject any Lender to any additional obligation;

(c)

change the principal of, or interest on, or discount rate applicable to any Accommodation or any fees hereunder;

(d)

amend the Maturity Date or otherwise postpone any date fixed for any payment of principal of, or interest on, any Accommodation or any fees hereunder, or subordinate the Obligations or any portion thereof to any Indebtedness;

(e)

amend the terms of Section 8.2(3) or this Section 12.2, provided that any waiver of a breach of Section 8.2(3) need only be approved under Section 12.2(1);

(f)

amend the definition of "Majority Lenders"; or

(g)

except as permitted by Sections 2.3 or 8.2(2), permit a change in the Borrower or an assignment or transfer of any of its rights or obligations under any Credit Facility Document.

(3)

Amendments - Administrative Agent.  No amendment, waiver or consent shall, unless in writing and approved by the Administrative Agent in addition to the Majority Lenders, affect the rights or duties of the

Administrative Agent under any Credit Facility Document or the Terasen Funding Agreement.

(4)

Issuing Bank. No amendment, waiver or consent shall, unless approved by the Issuing Bank, affect the rights or obligations of the Issuing Bank with respect to Letters of Credit.

(5)

Swingline Lender. No amendment, waiver or consent shall, unless approved by the Swingline Lender, affect the rights or obligations of the Swingline Lender with respect to Swingline Advances.

(6)

Other Approvals.  For greater certainty, any approval of a Person specifically required by any of Sections 12.2(3) to (5), inclusive, shall be in addition to any other approval required by this agreement.

12.3

Notices, etc.

(1)

Provisions to Apply. Section 8 of the Provisions shall for all purposes of this agreement apply in the circumstances therein contemplated. The addresses of the Borrower and the Administrative Agent are as set forth below (until notified otherwise in accordance with this agreement):

if to the Borrower:

Terasen Gas (Vancouver Island) Inc.

16705 Fraser Highway

Surrey, British Columbia

V3S 2X7

Attention: Vice President & Chief Financial Officer

Fax number: (604) 592-7890

if to the Administrative Agent:

Royal Bank of Canada

Agency Services Group

12th Floor, South Tower

Royal Bank Plaza

200 Bay Street

Toronto, Ontario

M5J 2W7

Attention: Manager, Agency

Fax number:  (416) 842-4023

(2)

Deliveries.  All deliveries of financial statements and other documents to be made by the Borrower to the Lenders hereunder shall be made by making delivery of such financial statements and documents to the Administrative Agent (in sufficient copies for the Administrative Agent and each Lender) to the address in Section 12.3(1) or to such other address as the Administrative Agent may from time to time notify to the Borrower. All such deliveries shall be effective only upon actual receipt.

(3)

Notice Irrevocable.  Each Notice shall be irrevocable and binding on the Borrower.

(4)

Reliance.  The Administrative Agent may act upon the basis of telephonic notice believed by it in good faith to be from the Borrower prior to receipt of a Notice. In the event of conflict between the Administrative Agent’s record of the applicable terms of any Accommodation and such Notice, the Administrative Agent’s record shall prevail, absent demonstrated error.

(5)

No Waiver; Remedies.  No failure on the part of the Administrative Agent or any of the Lenders to exercise, and no delay in exercising, any right under any Credit Facility Document shall operate as a waiver thereof, nor shall any single or partial exercise of any right under any Credit Facility Document preclude any other or further exercise thereof or the exercise of any other right.  The remedies herein and therein provided are cumulative and not exclusive of any remedies provided by Applicable Law.

12.4

Expenses and Indemnity.  Section 9 of the Provisions shall for all purposes of this agreement apply in the circumstances therein contemplated.

12.5

Judgment Currency.

(1)

Exchange Rate.  If, for the purposes of obtaining judgment in any court, it is necessary to convert a sum due hereunder to the Administrative Agent or a Lender in one currency (in this Section 12.5, the "Original Currency") into another currency (in this Section 12.5, the "Judgment Currency"), the parties agree, to the fullest extent that they may effectively do so, that the rate of exchange used shall be that at which in accordance with normal banking procedures the Administrative Agent or such Lender could purchase the Original Currency with the Judgment Currency on the Business Day preceding that on which final judgment is paid or satisfied.

(2)

Obligation.  The obligations of the Borrower in respect of any sum due in the Original Currency from it to the Administrative Agent or a Lender under any Credit Facility Document shall, notwithstanding any judgment in any Judgment Currency, be discharged only to the extent that, on the Business Day following receipt by the Administrative Agent or such Lender of any sum adjudged to be so due in such Judgment Currency, the Administrative Agent or such Lender may in accordance with normal banking procedures purchase the Original Currency with such Judgment Currency.  If the amount of the Original Currency so purchased is less than the sum originally due to the Administrative Agent or such Lender in the Original Currency, the Borrower agrees, as a separate obligation and notwithstanding any such judgment, to indemnify the Administrative Agent or such Lender against such loss and, if the amount of the Original Currency so purchased exceeds the sum originally due to the Administrative Agent or such Lender in the Original Currency, the Administrative Agent or such Lender agrees to remit such excess to the Borrower.

12.6

Governing Law, etc.  Sections 11 and 12 of the Provisions shall for all purposes of this agreement apply in the circumstances therein contemplated.  This agreement shall be governed by and construed in accordance with the laws of the Province of British Columbia and the laws of Canada applicable therein.

12.7

Successors and Assigns.  Section 10 of the Provisions shall for all purposes of this agreement apply in the circumstances therein contemplated. An assignment fee of C$3,500 shall be paid to the Administrative Agent by the assignor Lender in the case of (and as a condition precedent to the effectiveness of) an assignment.

12.8

Conflict.  In the event of a conflict between the provisions of this agreement and the provisions of any other Credit Facility Document, the provisions of this agreement shall prevail.

12.9

Confidentiality.  Section 14 of the Provisions shall for all purposes of this agreement apply in the circumstances therein contemplated.

12.10

Severability.  The provisions of this agreement are intended to be severable. If any provision of this agreement shall be held invalid or unenforceable in whole or in part in any jurisdiction, such provision shall, as to such jurisdiction, be ineffective to the extent of such invalidity or unenforceability without in any manner affecting the validity or enforceability thereof in any other jurisdiction or the remaining provisions hereof in any jurisdiction.

12.11

Prior Understandings.  This agreement supersedes all prior understandings and agreements, whether written or oral, among the parties relating to the transactions provided for herein.

12.12

Time of Essence.  Time shall be of the essence hereof.

(balance of page intentionally blank)

12.13

Counterparts.  Section 13 of the Provisions shall for all purposes of this agreement apply in the circumstances therein contemplated..

IN WITNESS WHEREOF the parties have caused this agreement to be executed by their respective officers thereunto duly authorized, as of the date first above written.

BORROWER:
TERASEN GAS (VANCOUVER ISLAND) INC.
Per:
Authorized Signatory
Per:
Authorized Signatory

ADMINISTRATIVE AGENT:
ROYAL BANK OF CANADA
Per:
Authorized Signatory

LENDERS:

ROYAL BANK OF CANADA
Per:	__________________________________
Authorized Signatory
Per:	__________________________________
Authorized Signatory

THE BANK OF NOVA SCOTIA
Per:	__________________________________
Authorized Signatory
Per:	__________________________________
Authorized Signatory

NATIONAL BANK OF CANADA
Per:	__________________________________
Authorized Signatory
Per:	__________________________________
Authorized Signatory

MERRILL LYNCH CAPITAL CANADA INC.
Per:	__________________________________
Authorized Signatory

CANADIAN IMPERIAL BANK OF COMMERCE
Per:	__________________________________
Authorized Signatory
Per:	__________________________________
Authorized Signatory

CITIBANK, N.A., CANADIAN BRANCH
Per:	__________________________________
Authorized Signatory

BANK OF TOKYO-MITSUBISHI UFJ (CANADA)
Per:	__________________________________
Authorized Signatory
Per:	__________________________________
Authorized Signatory

THE TORONTO-DOMINION BANK
Per:	__________________________________
Authorized Signatory
Per:	__________________________________
Authorized Signatory